Registration No. 333-_____

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                               --------------

                                  FORM S-3

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ----------------------

                               First USA Bank
                 (Originator of the Trust described herein)
           (Exact name of registrant as specified in its charter)
                     First USA Credit Card Master Trust

      Delaware                                       76-0039224
  (State or other jurisdiction of                    (I.R.S. employer
  incorporation or organization)                     identification number)

            201 North Walnut Street, Wilmington, Delaware 19801
                               (302) 594-4000
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              RICHARD W. VAGUE
                          201 North Walnut Street
                         Wilmington, Delaware 19801
                               (302) 594-4100
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                           ----------------------

                                 Copies to:
                             ANDREW M. FAULKNER
                  Skadden, Arps, Slate, Meagher & Flom LLP
                              919 Third Avenue
                       New York, New York 10022-9931
                               (212) 735-2853

                           ----------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
        From time to time after this Registration Statement becomes effective as determined by market conditions.

                           ----------------------

 If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
 _______________

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________________

 If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                           ----------------------


                        CALCULATION OF REGISTRATION FEE

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                                                                    Proposed
                                                                    Maximum        Proposed
                                                                    Offering        Maximum
                  Title of Each Class of           Amount to         Price         Offering        Amount of
                  Securities to be Registered     be Registered    Per Unit (1)    Price (1)   Registration Fee

Asset Backed
Certificates.................................      $1,000,000          100%       $1,000,000         $303.03
-------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purpose of calculating the registration fee.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus which is a part of this Registration Statement shall relate to any Asset Backed Certificates which remain unsold under the Registration Statement on Form S-3 (File No. 33-99362) of the Registrant, and this Registration Statement constitutes Post-Effective Amendment No. 1 to such Registration Statement.


[FLAG]

The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                SUBJECT TO COMPLETION, DATED ______ __, 1997

PROSPECTUS

                     First USA Credit Card Master Trust
                         Asset Backed Certificates

                               First USA Bank
                          Transferor and Servicer


      The Asset Backed Certificates offered hereby (collectively, the "Certificates") may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). The Certificates of each Series will represent an undivided interest in the First USA Credit Card Master Trust (the "Trust"). The Trust was created pursuant to a Pooling and Servicing Agreement between First USA Bank (the "Bank"), as transferor and servicer, and The Bank of New York (Delaware), as trustee (the "Trustee"). The property of the Trust includes and will include receivables (the "Receivables") generated from time to time in a portfolio of VISA(R) and MasterCard(R) revolving credit card accounts, all monies due or to become due in payment of the Receivables and certain other property, as more fully described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. The Bank will own the remaining undivided interest in the Trust not represented by the Certificates issued by the Trust and will service the Receivables.

      Each Series will consist of one or more classes of Certificates (each, a "Class"), one or more of which may be fixed rate Certificates, floating rate Certificates or another type of Certificates, as specified in the related Prospectus Supplement. Each Certificate will represent an undivided interest in the Trust and the interest of the Certificateholders of each Class or Series will include the right to receive a varying percentage of each month's collections with respect to the Receivables at the time, in the manner and to the extent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series offered hereby will be made as specified in the related Prospectus Supplement. One or more Classes of a Series offered hereby may be entitled to the benefits of a cash collateral account or guaranty, letter of credit, surety bond, insurance policy or other form of enhancement as specified in the Prospectus Supplement relating to such Series. In addition, any Series offered hereby may include one or more Classes which are subordinated in right and priority to payment of principal of, and/or interest on, one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement. Each Series of Certificates or Class thereof offered hereby will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

      While the specific terms of any Series in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such Series will not be subject to prior review by, or consent of, the holders of the Certificates of any previously issued Series.


      THE CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF FIRST USA BANK OR ANY AFFILIATE THEREOF. A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Potential investors should consider, among other things, the information set forth in "Risk Factors" beginning on page 15. Benefit plan investors should consider, among other things, the information set forth in "ERISA Considerations."

         Certificates may be sold by the Bank directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series offered hereby, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to the Bank from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of the Bank associated with the issuance and distribution of such Certificates. Any underwriter of the Certificates will be indemnified by the Bank against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution."

         This Prospectus may not be used to consummate sales of any Series of Certificates unless accompanied by the related Prospectus Supplement.

               The date of this Prospectus is ______ __, 1997


                           PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to a Series to be offered thereby and hereby will, among other things, set forth with respect to such
Series: (a) the initial aggregate principal amount of each Class of such Series; (b) the interest rate (or method for determining it) of each Class of such Series; (c) certain information concerning the Receivables allocated for such Series; (d) the expected date or dates on which the principal amount of the Certificates will be paid to holders of the Certificates (the "Certificateholders"); (e) the extent to which any Class within a Series is subordinated to any other Class of such Series or any other Series; (f) the identity of each Class of floating rate Certificates and fixed rate Certificates included in such Series, if any, or such other type of Class of Certificates; (g) the Distribution Dates for the respective Classes; (h) relevant financial information with respect to the Receivables; (i) additional information with respect to any Enhancement relating to such Series; and (j) the plan of distribution of such Series.


                       REPORTS TO CERTIFICATEHOLDERS

         Unless and until Definitive Certificates (as defined herein) are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer (as defined herein), will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the related Certificates, pursuant to the Pooling and Servicing Agreement. See "Description of the Certificates--Book-Entry Registration," "--Reports to Certificateholders" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither the Bank nor any successor servicer intends to send any of its financial reports to Certificateholders or to the owners of beneficial interests in the Certificates ("Certificate Owners"). The Servicer will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.


                           AVAILABLE INFORMATION

         This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement (including any amendments thereof and exhibits thereto) and any reports and other documents incorporated herein by reference as described below under "Incorporation of Certain Documents by Reference," which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site at "http://www.sec.gov" that contains information regarding registrants that file electronically with the Commission.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.


                             PROSPECTUS SUMMARY

         The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the accompanying Prospectus Supplement. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus and in the accompanying Prospectus Supplement. A listing of the pages on which some of such terms are defined is found in the "Index of Terms for Prospectus." Unless the context requires otherwise, capitalized terms used in this Prospectus and in the accompanying Prospectus Supplement refer only to the particular Series being offered by such Prospectus Supplement.

Type of Securities..................    Asset Backed Certificates (the
                                        "Certificates") evidencing an
                                        undivided ownership interest in the
                                        assets of the First USA Credit Card
                                        Master Trust may be issued from
                                        time to time in one or more series
                                        (each, a "Series") which will
                                        consist of one or more classes of
                                        Certificates (each, a "Class").

Trust...............................    The First USA Credit Card Master
                                        Trust (the "Trust") was formed
                                        pursuant to a pooling and servicing
                                        agreement dated as of September 1,
                                        1992, as amended and supplemented
                                        (the "Pooling and Servicing
                                        Agreement"), between First USA
                                        Bank, as transferor (the
                                        "Transferor") and as servicer of
                                        the Receivables, and The Bank of
                                        New York (Delaware), as trustee
                                        (the "Trustee"). The Trust was
                                        created as a master trust under
                                        which one or more Series could be
                                        issued pursuant to a series supple-
                                        ment to the Pooling and Servicing
                                        Agreement (a "Supplement"). Any
                                        Series issued by the Trust may or
                                        may not be a Series offered
                                        pursuant to this Prospectus and
                                        certain previously issued Series
                                        have already been offered under
                                        different prospectuses. Each
                                        Prospectus Supplement will identify
                                        all then outstanding Series
                                        previously issued by the Trust.

Trust Assets........................    The Property of the Trust includes
                                        and will include receivables (the
                                        "Receivables") arising under
                                        certain VISA(R)and MasterCard(R)*
                                        revolving credit card accounts (the
                                        "Accounts") selected from the
                                        portfolio of VISA and MasterCard
                                        accounts owned by the Transferor
                                        (the "Bank Portfolio"), all monies
                                        due or to become due in payment of
                                        the Receivables, all proceeds of
                                        the Receivables and all monies on
                                        deposit in certain bank accounts of
                                        the Trust (other than certain
                                        investment earnings on such
                                        amounts), Recoveries and any
                                        Enhancement issued with respect to
                                        any Series or Class, as described
                                        in the related Prospectus
                                        Supplement. The term "Enhancement"
                                        means, with respect to any Series
                                        or Class thereof, any letter of
                                        credit, cash collateral account or
                                        guaranty, collateral invested
                                        amount, guaranteed rate agreement,
                                        maturity guaranty facility, tax
                                        protection agreement, interest rate
                                        swap or other contract or agreement
                                        for the benefit of
                                        Certificateholders of such Series.
                                        Enhancement may also take the form
                                        of subordination of one or more
                                        Classes of a Series to any other
                                        Class or Classes of a Series or a
                                        cross-support feature which
                                        requires collections on Receivables
                                        of one Series to be paid as
                                        principal and/or interest with
                                        respect to another Series. The
                                        Receivables included in the Trust
                                        may consist of Accounts originated
                                        and owned by the Transferor and/or
                                        Accounts otherwise acquired by the
                                        Transferor, as specified in the
                                        related Prospectus Supplement.

_______________________

* VISA(R) and MasterCard(R) are registered trademarks of Visa USA Incorporated and MasterCard International Incorporated, respectively.


                                        The Transferor originally conveyed
                                        to the Trustee all Receivables
                                        existing under certain Accounts
                                        that were selected from the Bank
                                        Portfolio based on criteria
                                        provided in the Pooling and
                                        Servicing Agreement as applied on
                                        August 21, 1992 (the "Original Cut
                                        Off Date"), and on certain addi-
                                        tional cut off dates with respect
                                        to Additional Accounts and has
                                        conveyed and will convey all
                                        Receivables arising under such
                                        Accounts from time to time
                                        thereafter until termination of the
                                        Trust. See "Summary of
                                        Terms--Trust Assets" in the
                                        Prospectus Supplement. In addition,
                                        pursuant to the Pooling and
                                        Servicing Agreement, the Transferor
                                        may (subject to certain limitations
                                        and conditions) designate
                                        Additional Accounts for inclusion
                                        in the Trust. See "The Receivables"
                                        and "Description of the
                                        Certificates--Addition of
                                        Accounts."

Securities Offered..................    Each Series of the Certificates
                                        will represent an undivided
                                        interest in the assets of the
                                        Trust. Each Certificate of a Series
                                        will represent the right to receive
                                        payments of (i) interest at the
                                        specified rate or rates per annum
                                        (each, a "Certificate Rate"), which
                                        may be fixed, floating or another
                                        type of rate and (ii) unless
                                        otherwise provided in the related
                                        Prospectus Supplement, payments of
                                        principal during the Controlled
                                        Amortization Period, Accumulation
                                        Period, Rapid Amortization Period
                                        or other type of amortization
                                        period (each, an "Amortization
                                        Period"), all as specified in the
                                        related Prospectus Supplement.

                                        Each Series of Certificates will
                                        consist of one or more Classes, one
                                        or more of which may be Senior
                                        Certificates ("Senior
                                        Certificates") and one or more of
                                        which may be Subordinated
                                        Certificates ("Subordinated
                                        Certificates"). Each Class of a
                                        Series may evidence the right to
                                        receive a specified portion of each
                                        distribution of principal or
                                        interest or both. The Certificates
                                        of a Class may also differ from
                                        Certificates of other Classes of
                                        the same Series in, among other
                                        things, the amounts allocated to
                                        principal payments, priority of
                                        payments, payment dates, maturity,
                                        interest rate computation, and
                                        availability and form of
                                        Enhancement.

                                        The assets of the Trust will be
                                        allocated among the
                                        Certificateholders of each Series
                                        (the "Investor Interest"), the
                                        holder of the Exchangeable
                                        Transferor Certificate (the
                                        "Exchangeable Transferor
                                        Certificate") and, in certain
                                        circumstances, Enhancement
                                        Providers. The aggregate principal
                                        amount of the Investor Interest of
                                        a Series in Receivables is referred
                                        to herein as the "Invested Amount"
                                        and is based on the aggregate
                                        amount of the Principal Receivables
                                        in the Trust allocated to such
                                        Series. The interest of the holder
                                        of the Exchangeable Transferor
                                        Certificate in Receivables is
                                        referred to herein as the
                                        "Transferor Interest," and is based
                                        on the aggregate amount of
                                        Principal Receivables (the
                                        "Transferor Amount") in the Trust
                                        not allocated to the Certifi-
                                        cateholders or any Enhancement
                                        Provider. See "Description of the
                                        Certificates--General."

                                        The Certificateholders of each
                                        Series will have the right to
                                        receive (but only to the extent
                                        needed to make required payments
                                        under the Pooling and Servicing
                                        Agreement and related Supplement
                                        and subject to any reallocation
                                        of such amounts if the related
                                        Supplement so provides) varying
                                        percentages of the collections of
                                        Finance Charge Receivables and
                                        Principal Receivables for each
                                        month and will be allocated a
                                        varying percentage of the amount of
                                        Receivables in Accounts which are
                                        written off as uncollectible
                                        ("Defaulted Accounts") for such
                                        month (each such percentage, an
                                        "Investor Percentage").

                                        The related Prospectus Supplement
                                        will specify the Investor
                                        Percentages with respect to the
                                        allocation of collections of
                                        Principal Receivables, Finance
                                        Charge Receivables and Receivables
                                        in Defaulted Accounts during the
                                        Revolving Period and any
                                        Amortization Period. If the
                                        Certificates of a Series offered
                                        hereby include more than one Class
                                        of Certificates, the assets of the
                                        Trust allocable to the Certificates
                                        of such Series may be further
                                        allocated among each Class in such
                                        Series as described in the related
                                        Prospectus Supplement. See
                                        "Description of the
                                        Certificates--Investor Percentage
                                        and Transferor Percentage" in the
                                        related Prospectus Supplement.

                                        The Certificates represent
                                        interests in the Trust only and do
                                        not represent interests in or
                                        recourse obligations of the
                                        Transferor or any affiliate
                                        thereof. A Certificate is not a
                                        deposit and is not insured by the
                                        Federal Deposit Insurance
                                        Corporation (the "FDIC"). The
                                        Receivables are not insured or
                                        guaranteed by the FDIC or any other
                                        governmental agency.

Receivables..........................   The Receivables arise in Accounts
                                        that have been selected from the
                                        Bank Portfolio based on criteria
                                        provided in the Pooling and
                                        Servicing Agreement. The
                                        Receivables consist of amounts
                                        charged by cardholders for goods
                                        and services and cash advances
                                        (such amounts, less the amount of
                                        Discount Receivables, the
                                        "Principal Receivables"), plus the
                                        related periodic finance charges
                                        (the "Periodic Finance Charges"),
                                        annual membership fees ("Annual
                                        Membership Fees"), and amounts
                                        charged to the Accounts in respect
                                        of cash advance finance charges,
                                        late fees, overlimit fees, return
                                        check fees and similar fees and
                                        charges (the "Other Charges").
                                        Receivables in an amount equal to
                                        the product of the Yield Factor
                                        (initially 1.3%) and amounts
                                        charged by cardholders for goods
                                        and services and cash advances (the
                                        "Discount Receivables") will be
                                        treated as Finance Charge
                                        Receivables (Discount Receivables,
                                        together with the Periodic Finance
                                        Charges, Annual Membership Fees and
                                        Other Charges, the "Finance Charge
                                        Receivables"). See "Description
                                        of the Certificates--Discount
                                        Receivables." The Finance Charge
                                        Receivables will not affect the
                                        amount of the Invested Amount
                                        represented by the Certificates
                                        or the amount of the Transferor
                                        Interest, which are determined on
                                        the basis of the amount of
                                        Principal Receivables in the
                                        Trust.

                                        During the term of the Trust, all
                                        new Receivables arising in the
                                        Accounts will be transferred
                                        automatically to the Trust by the
                                        Transferor. The total amount of
                                        Receivables in the Trust will
                                        fluctuate from day to day because
                                        the amount of new Receivables
                                        arising in the Accounts and the
                                        amount of payments collected on
                                        existing Receivables usually differ
                                        each day. Because the Transferor
                                        Interest represents the interest in
                                        the Principal Receivables in the
                                        Trust not represented by the
                                        Certificates or any other Series of
                                        certificates, the amount of the
                                        Transferor Interest will fluctuate
                                        from day to day as Receivables are
                                        collected and new Receivables are
                                        transferred to the Trust. See "The
                                        Receivables."

                                        Pursuant to the Pooling and
                                        Servicing Agreement, the Transferor
                                        has the right (subject to certain
                                        limitations and conditions), and in
                                        some circumstances will be
                                        obligated, to designate additional
                                        eligible revolving credit card
                                        accounts to be included as Accounts
                                        (the "Additional Accounts") and to
                                        convey to the Trust all of the
                                        Receivables in the Additional
                                        Accounts, whether such Receivables
                                        are then existing or thereafter
                                        created. See "Description of the
                                        Certificates--Addition of
                                        Accounts."

                                        Furthermore, pursuant to the
                                        Pooling and Servicing Agreement,
                                        the Transferor has the right
                                        (subject to certain limitations and
                                        conditions) to designate certain
                                        Accounts and to accept the
                                        reconveyance of all the Receivables
                                        in such Accounts (the "Removed
                                        Accounts"), whether such
                                        Receivables are then existing or
                                        thereafter created. See
                                        "Description of the
                                        Certificates--Removal of Accounts."

                                        The aggregate undivided interest in
                                        the Principal Receivables in the
                                        Trust evidenced by the Certificates
                                        will never exceed the aggregate
                                        Invested Amount regardless of the
                                        total amount of Principal
                                        Receivables in the Trust at any
                                        time.

Exchanges............................   The Pooling and Servicing Agreement
                                        provides that the Trustee will
                                        issue two types of certificates:
                                        (i) one or more Series of
                                        certificates that will be
                                        transferable and have the
                                        characteristics described below and
                                        (ii) the Exchangeable Transferor
                                        Certificate, a certificate that
                                        evidences the Transferor Interest,
                                        which is to be held by the
                                        Transferor and which will be
                                        transferable only as provided in
                                        the Pooling and Servicing Agree-
                                        ment. The Pooling and Servicing
                                        Agreement also provides that,
                                        pursuant to any one or more
                                        Supplements, the Transferor may
                                        tender the Exchangeable Transferor
                                        Certificate, or, if provided in the
                                        relevant Supplement, certificates
                                        representing any Series and the
                                        Exchangeable Transferor
                                        Certificate, to the Trustee in
                                        exchange for one or more new Series
                                        and a reissued Exchangeable
                                        Transferor Certificate (any such
                                        tender, an "Exchange"). However, at
                                        all times, the interest in the
                                        Principal Receivables in the Trust
                                        represented by the Transferor
                                        Interest must equal or exceed the
                                        Minimum Transferor Interest (as
                                        defined herein). Under the Pooling
                                        and Servicing Agreement, the
                                        Transferor may define, with respect
                                        to any Series, the Principal Terms
                                        of the Series. See "Description of
                                        the Certificates--Exchanges." The
                                        Transferor may offer any Series
                                        to the public or other investors
                                        under a prospectus or other
                                        disclosure document (a "Disclosure
                                        Document") in transactions either
                                        registered under the Securities Act
                                        or exempt from registration
                                        thereunder, directly, through the
                                        Underwriters or one or more other
                                        underwriters or placement agents,
                                        in fixed-price offerings or in
                                        negotiated transactions or
                                        otherwise. Other Series have been
                                        issued by the Trust and may be
                                        issued concurrently herewith. The
                                        Transferor intends to offer, from
                                        time to time, additional Series
                                        issued by the Trust.

                                        Under the Pooling and Servicing
                                        Agreement and pursuant to a
                                        Supplement, an Exchange may occur
                                        only upon delivery to the Trustee
                                        of the following: (i) a Supplement
                                        specifying the Principal Terms of
                                        such Series, (ii) an opinion of
                                        counsel to the effect that, unless
                                        otherwise stated in the related
                                        Supplement, the certificates of
                                        such Series will be characterized
                                        as indebtedness for federal income
                                        tax purposes under existing law,
                                        and that the issuance of such
                                        Series will not have a material
                                        adverse effect on the federal
                                        income tax characterization of any
                                        outstanding Series, (iii) if
                                        required by the related Supplement,
                                        the form of Enhancement, (iv) if
                                        Enhancement is required by the
                                        Supplement, an appropriate
                                        Enhancement agreement with respect
                                        thereto, (v) written confirmation
                                        from each Rating Agency that the
                                        Exchange will not result in such
                                        Rating Agency reducing or
                                        withdrawing its rating on any then
                                        outstanding Series rated by it,
                                        (vi) an officer's certificate of
                                        the Transferor to the effect that
                                        on the date of the Exchange the
                                        Transferor, after giving effect to
                                        the Exchange, would not be required
                                        to add the Receivables of
                                        Additional Accounts pursuant to the
                                        Pooling and Servicing Agreement,
                                        and the Transferor Interest would
                                        be at least equal to the Minimum
                                        Transferor Interest, and (vii) the
                                        existing Exchangeable Transferor
                                        Certificate and, if applicable, the
                                        certificates representing the
                                        Series to be exchanged. See
                                        "Description of the Certifi-
                                        cates--Exchanges."

Denominations.......................    Unless otherwise specified in the
                                        related Prospectus Supplement,
                                        beneficial interests in the
                                        Certificates will be offered for
                                        purchase in denominations of $1,000
                                        and integral multiples thereof. See
                                        "Description of the Certifi-
                                        cates--General."

Registration of Certificates........    Unless otherwise specified in the
                                        related Prospectus Supplement, the
                                        Certificates of each Series
                                        initially will be represented by
                                        Certificates registered in the name
                                        of Cede, as the nominee of DTC. No
                                        Certificate Owner will be entitled
                                        to receive a definitive certificate
                                        representing such person's
                                        interest, except in the event that
                                        Definitive Certificates (as defined
                                        herein) are issued under the
                                        limited circumstances described
                                        herein. See "Description of the
                                        Certificates--Definitive
                                        Certificates."

Clearance and Settlement.............   Unless otherwise provided in the
                                        related Prospectus Supplement,
                                        Certificate Owners of each Series
                                        offered hereby may elect to hold
                                        their Certificates through any of
                                        DTC (in the United States) or Cedel
                                        or Euroclear (in Europe). Transfers
                                        within DTC, Cedel or Euroclear, as
                                        the case may be, will be made in
                                        accordance with the usual rules and
                                        operating procedures of the
                                        relevant system. Cross-market
                                        transfers between persons holding
                                        directly or indirectly through DTC
                                        in the United States, on the one
                                        hand, and counterparties holding
                                        directly or indirectly through
                                        Cedel or Euroclear, on the other,
                                        will be effected in DTC through the
                                        relevant Depositaries of Cedel or
                                        Euroclear. See "Description of the
                                        Certificates--Book-Entry
                                        Registration."

Transferor and Servicer.............    First USA Bank (the "Bank"). The
                                        principal executive offices of the
                                        Bank are located at 201 North
                                        Walnut Street, Wilmington, Delaware
                                        19801, telephone number (302)
                                        594-4000. The Servicer will receive
                                        a fee as servicing compensation
                                        from the Trust in respect of each
                                        Series in the amounts and at the
                                        times specified in the related
                                        Prospectus Supplement (the
                                        "Investor Servicing Fee"). In
                                        certain limited circumstances, the
                                        Bank may resign or be removed as
                                        Servicer, in which event the
                                        Trustee or a third party servicer
                                        may be appointed as successor
                                        servicer (the Bank, or any such
                                        successor servicer, is referred to
                                        herein as the "Servicer"). See "The
                                        Bank and First USA, Inc."

Collections.........................    Unless otherwise specified in the
                                        related Prospectus Supplement, with
                                        respect to each Series of
                                        Certificates, the Servicer will
                                        deposit all collections of
                                        Receivables in an account
                                        established for such purpose (the
                                        "Collection Account"). All amounts
                                        deposited in the Collection Account
                                        will be allocated by the Servicer
                                        between amounts collected on
                                        Principal Receivables and amounts
                                        collected on Finance Charge
                                        Receivables. Collections of
                                        Recoveries generally will be
                                        treated as collections of Principal
                                        Receivables. If so specified in the
                                        related Prospectus Supplement,
                                        Principal Receivables and/or
                                        Finance Charge Receivables may be
                                        otherwise characterized. See
                                        "Description of the
                                        Certificates--Discount
                                        Receivables." All such amounts will
                                        then be allocated in accordance
                                        with the respective interests of
                                        the Certificateholders of such
                                        Series or Class, the
                                        certificateholders of any other
                                        Series or Class and the holder of
                                        the Exchangeable Transferor
                                        Certificate.

Interest............................    Interest on each Series of
                                        Certificates or Class thereof for
                                        each interest accrual period (each,
                                        an "Interest Period") specified in
                                        the related Prospectus Supplement
                                        will be distributed in the amounts
                                        and on the dates (which may be
                                        monthly, quarterly, semiannually or
                                        otherwise as specified in the
                                        related Prospectus Supplement)
                                        (each, a "Distribution Date")
                                        specified in the related Prospectus
                                        Supplement. Interest payments on
                                        each Distribution Date will
                                        generally be funded from the
                                        collections of Finance Charge
                                        Receivables allocated to the
                                        Investor Interest during the
                                        preceding monthly period or periods
                                        (each, a "Monthly Period"), as
                                        described in the related Prospectus
                                        Supplement, and may be funded from
                                        certain investment earnings on
                                        funds in certain accounts of the
                                        Trust, from any applicable
                                        Enhancement or from other sources
                                        specified in the related Prospectus
                                        Supplement. If the Distribution
                                        Dates for payment of interest for a
                                        Series or Class occur less
                                        frequently than monthly, such
                                        collections or other amounts
                                        allocable to such Series or Class
                                        may be deposited in one or more
                                        trust accounts pending distribution
                                        to the Certificateholders of such
                                        Series or Class, all as described
                                        in the related Prospectus
                                        Supplement. See "Risk
                                        Factors--Enhancement," "Description
                                        of the Certificates--Interest
                                        Payments," "--Application of
                                        Collections" and "Enhancement."

Revolving Period....................    Unless otherwise specified in the
                                        related Prospectus Supplement, with
                                        respect to each Series and any
                                        Class thereof no principal will be
                                        payable to Certificateholders until
                                        the Principal Commencement Date or
                                        the Scheduled Payment Date with
                                        respect to such Series or Class.
                                        For the period beginning on the
                                        date of issuance of the related
                                        Series (the "Closing Date") and
                                        ending with the commencement of an
                                        Amortization Period or an
                                        Accumulation Period (the "Revolving
                                        Period"), collections of Principal
                                        Receivables otherwise allocable to
                                        the Investor Interest will, subject
                                        to certain limitations, be paid
                                        from the Trust to the holder of the
                                        Exchangeable Transferor Certificate
                                        or, under certain circumstances and
                                        if so specified in the related
                                        Prospectus Supplement, will be
                                        treated as Excess Principal
                                        Collections and paid to the holders
                                        of other Series of Certificates
                                        issued by the Trust, as described
                                        herein and in the related
                                        Prospectus Supplement. See
                                        "Description of the
                                        Certificates--Pay Out Events" for a
                                        discussion of the events which
                                        might lead to early termination of
                                        the Revolving Period.

Principal Payments..................    The principal of the Certificates
                                        of each Series offered hereby will
                                        be scheduled to be paid either in
                                        installments commencing on a date
                                        specified in the related Prospectus
                                        Supplement (the "Principal Com-
                                        mencement Date"), in which case
                                        such Series will have a Controlled
                                        Amortization Period, as described
                                        below, or on an expected date
                                        specified in the related Prospectus
                                        Supplement (the "Scheduled Payment
                                        Date"), in which case such Series
                                        will have an Accumulation Period,
                                        as described below. If a Series has
                                        more than one Class of
                                        Certificates, a different method of
                                        paying principal, Principal
                                        Commencement Date or Scheduled
                                        Payment Date may be assigned to
                                        each Class. The payment of
                                        principal with respect to the
                                        Certificates of a Series or Class
                                        may commence earlier than the
                                        applicable Principal Commencement
                                        Date or Scheduled Payment Date, and
                                        the final principal payment with
                                        respect to the Certificates of a
                                        Series or Class may be made later
                                        than the applicable expected
                                        payment date, Scheduled Payment
                                        Date or other expected date, if a
                                        Pay Out Event occurs and the Rapid
                                        Amortization Period commences with
                                        respect to such Series or Class or
                                        under certain other circumstances
                                        described herein or in the
                                        Prospectus Supplement. See
                                        "Description of the
                                        Certificates--Principal Payments."

Controlled Amortization Period......    If the Prospectus Supplement
                                        relating to a Series so specifies,
                                        unless a Rapid Amortization Period
                                        with respect to such Series
                                        commences, the Certificates of such
                                        Series or any Class thereof will
                                        have an amortization period (the
                                        "Controlled Amortization Period")
                                        during which collections of
                                        Principal Receivables allocable to
                                        the Investor Interest of such
                                        Series (and certain other amounts
                                        if so specified in the related
                                        Prospectus Supplement) will be used
                                        on each Distribution Date to make
                                        principal distributions in
                                        scheduled amounts to the
                                        Certificateholders of such Series
                                        or any Class of such Series then
                                        scheduled to receive such distri-
                                        butions. The amount to be
                                        distributed on any Distribution
                                        Date during the Controlled
                                        Amortization Period will be limited
                                        to an amount (the "Controlled
                                        Distribution Amount") equal to an
                                        amount specified in the related
                                        Prospectus Supplement (the
                                        "Controlled Amortization Amount")
                                        plus any existing deficit
                                        Controlled Amortization Amount
                                        arising from prior Distribution
                                        Dates. If a Series has more than
                                        one Class of Certificates, each
                                        Class may have a separate
                                        Controlled Amortization Amount. In
                                        addition, the related Prospectus
                                        Supplement may describe certain
                                        priorities among such Classes with
                                        respect to such distributions. The
                                        Controlled Amortization Period will
                                        commence at the close of business
                                        on the Principal Commencement Date
                                        and continue until the earliest of
                                        (a) the commencement of the Rapid
                                        Amortization Period, (b) payment in
                                        full of the Invested Amount of the
                                        Certificates of such Series or
                                        Class and (c) the Stated Series
                                        Termination Date with respect to
                                        such Series. See "Description of
                                        the Certificates--Principal
                                        Payments."

Accumulation Period.................    If the Prospectus Supplement
                                        relating to a Series so specifies,
                                        unless a Rapid Amortization Period
                                        with respect to such Series
                                        commences, the Certificates of such
                                        Series or any Class thereof will
                                        have an accumulation period (the
                                        "Accumulation Period") during which
                                        collections of Principal
                                        Receivables allocable to the
                                        Investor Interest of such Series
                                        (and certain other amounts if so
                                        specified in the related Prospectus
                                        Supplement) will be deposited prior
                                        to each Distribution Date in a
                                        trust account established for the
                                        benefit of the Certificateholders
                                        of such Series or Class (a
                                        "Principal Funding Account") and
                                        used to make distributions of
                                        principal to the Certificateholders
                                        of such Series or Class on the
                                        Scheduled Payment Date. The amount
                                        to be deposited in the Principal
                                        Funding Account on any date will be
                                        limited to an amount (the
                                        "Controlled Deposit Amount") equal
                                        to an amount specified in the
                                        related Prospectus Supplement (the
                                        "Controlled Accumulation Amount")
                                        plus the amount of any shortfalls
                                        arising from the failure to pay the
                                        Controlled Accumulation Amount on
                                        any prior Distribution Dates. If a
                                        Series has more than one Class of
                                        Certificates, each Class may have a
                                        separate Principal Funding Account
                                        and Controlled Accumulation Amount.
                                        In addition, the related Prospectus
                                        Supplement may describe certain
                                        priorities among such Classes with
                                        respect to deposits of principal
                                        into such Principal Funding
                                        Accounts. The Accumulation Period
                                        will commence at the close of
                                        business on a date specified in the
                                        related Prospectus Supplement and
                                        continue until the earliest of (a)
                                        the commencement of the Rapid
                                        Amortization Period, (b) payment in
                                        full of the Invested Amount of the
                                        Certificates of such Series or
                                        Class and (c) the Stated Series
                                        Termination Date with respect to
                                        such Series.

                                        Funds on deposit in any Principal
                                        Funding Account may be invested in
                                        eligible investments or subject to
                                        a guaranteed rate or investment
                                        agreement or other arrangement
                                        intended to assure a specified
                                        return on the investment of such
                                        funds. Investment earnings on such
                                        funds may be applied to pay
                                        interest on the related Series of
                                        Certificates. In order to enhance
                                        the likelihood of payment in full
                                        of principal at the end of an
                                        Accumulation Period with respect to
                                        a Series of Certificates, such
                                        Series may be subject to a
                                        principal guaranty or other similar
                                        arrangement. See "Description of
                                        the Certificates--Principal
                                        Payments."

Rapid Amortization Period...........    During the period from the day on
                                        which a Pay Out Event has occurred
                                        with respect to a Series to the
                                        earlier of the date on which the
                                        Invested Amount of the Certificates
                                        of such Series has been paid in
                                        full or the related Stated Series
                                        Termination Date (the "Rapid
                                        Amortization Period"), unless
                                        otherwise provided in the related
                                        Prospectus Supplement,
                                        collections of Principal
                                        Receivables allocable to the
                                        Investor Interest of such Series
                                        (and certain other amounts if so
                                        specified in the related Prospectus
                                        Supplement) will be distributed as
                                        principal payments to the
                                        Certificateholders of such Series
                                        monthly on each Distribution Date
                                        with respect to such Series in the
                                        manner and order of priority set
                                        forth in the related Prospectus
                                        Supplement. During the Rapid
                                        Amortization Period with respect
                                        to a Series, distributions of
                                        principal to Certificateholders
                                        will not be limited by any
                                        Controlled Distribution Amount or
                                        Controlled Deposit Amount. In
                                        addition, upon the commencement
                                        of the Rapid Amortization Period
                                        with respect to a Series, unless
                                        otherwise specified in the related
                                        Prospectus Supplement, any funds on
                                        deposit in a Principal Funding
                                        Account with respect to such Series
                                        or any Class thereof will be paid
                                        to the Certificateholders of such
                                        Series or Class on the first
                                        Distribution Date in the Rapid
                                        Amortization Period. See
                                        "Description of the
                                        Certificates--Pay Out Events" for a
                                        discussion of the events which
                                        might lead to commencement of the
                                        Rapid Amortization Period.

Shared Excess Finance Charge
  Collections.......................    If so specified in the related
                                        Prospectus Supplement, the
                                        Certificateholders of a Series or
                                        any Class thereof may be entitled
                                        to receive all or a portion of
                                        Excess Finance Charge Collections
                                        with respect to another Series or
                                        Class to cover any shortfalls with
                                        respect to amounts payable from
                                        collections of Finance Charge
                                        Receivables allocable to such
                                        Series or Class. Unless otherwise
                                        provided in the related Prospectus
                                        Supplement, with respect to any
                                        Series, "Excess Finance Charge
                                        Collections" for any Monthly Period
                                        will equal the excess of
                                        collections of Finance Charge
                                        Receivables and certain other
                                        amounts allocated to the Investor
                                        Interest of such Series or Class
                                        over the sum of (i) interest
                                        accrued for the current month
                                        ("Monthly Interest") and overdue
                                        Monthly Interest on the
                                        Certificates of such Series or
                                        Class, (ii) accrued and unpaid
                                        Investor Servicing Fees with
                                        respect to such Series or Class,
                                        (iii) the Investor Default Amount
                                        with respect to such Series or
                                        Class, (iv) unreimbursed Investor
                                        Charge-Offs with respect to such
                                        Series or Class and (v) other
                                        amounts specified in the related
                                        Prospectus Supplement. See
                                        "Description of the
                                        Certificates--Shared Excess Finance
                                        Charge Collections," "--Application
                                        of Collections," "--Defaulted
                                        Receivables; Rebates and Fraudulent
                                        Charges" and "--Investor
                                        Charge-Offs."

Shared Collections of Principal
  Receivables.......................    If so specified in the related
                                        Prospectus Supplement, to the
                                        extent that collections of
                                        Principal Receivables and certain
                                        other amounts that are allocated to
                                        the Investor Interest of any Series
                                        are not needed to make payments or
                                        deposits with respect to such
                                        Series, such collections may be
                                        applied to cover principal payments
                                        due to or for the benefit of
                                        Certificateholders of another
                                        Series. Any such reallocation will
                                        not result in a reduction in the
                                        Invested Amount of the Series to
                                        which such collections were
                                        initially allocated. See
                                        "Description of the Certifi-
                                        cates--Shared Collections of
                                        Principal Receivables."

Funding Period......................    The Prospectus Supplement relating
                                        to a Series of Certificates may
                                        specify that for a period beginning
                                        on the Closing Date and ending on a
                                        specified date before the
                                        commencement of an Amortization
                                        Period with respect to such Series
                                        (the "Funding Period"), the
                                        aggregate amount of Principal
                                        Receivables in the Trust allocable
                                        to such Series may be less than the
                                        aggregate principal amount of the
                                        Certificates of such Series and
                                        that the amount of such deficiency
                                        (the "Pre-Funding Amount") will be
                                        held in a trust account established
                                        with the Trustee for the benefit of
                                        Certificateholders of such Series
                                        (the "Pre-Funding Account") pending
                                        the transfer of additional
                                        Principal Receivables to the Trust
                                        or pending the reduction of the
                                        Invested Amounts of other Series.
                                        The related Prospectus Supplement
                                        will specify the initial Invested
                                        Amount on the Closing Date with
                                        respect to such Series, the
                                        aggregate principal amount of the
                                        Certificates of such Series (the
                                        "Full Invested Amount") and the
                                        date by which the Invested Amount
                                        is expected to equal the Full
                                        Invested Amount. The Invested
                                        Amount of such a Series will
                                        increase as Principal Receivables
                                        are created or as the Invested
                                        Amounts of other Series are
                                        reduced. The Invested Amount may
                                        also decrease due to Investor
                                        Charge-Offs.

                                        During the Funding Period, funds on
                                        deposit in the Pre-Funding Account
                                        for a Series of Certificates will
                                        be withdrawn and paid to the
                                        Transferor or its assignees to the
                                        extent of any increases in the
                                        Invested Amount. In the event that
                                        the Invested Amount does not for
                                        any reason equal the Full Invested
                                        Amount by the end of the Funding
                                        Period, any amount remaining in the
                                        Pre-Funding Account and any
                                        additional amounts specified in the
                                        related Prospectus Supplement will
                                        be payable to the
                                        Certificateholders of such Series
                                        in a manner and at such time as set
                                        forth in the related Prospectus
                                        Supplement.

                                        If so specified in the related
                                        Prospectus Supplement, monies in
                                        the Pre-Funding Account with
                                        respect to any Series will be
                                        invested by the Trustee in eligible
                                        investments or will be subject to a
                                        guaranteed rate or investment
                                        agreement or other similar
                                        arrangement, and investment
                                        earnings and any applicable payment
                                        under any such investment
                                        arrangement will be applied to pay
                                        interest on the Certificates of
                                        such Series. See "Description of
                                        the Certificates--Funding Period."

Companion Series....................    If so specified in the related
                                        Prospectus Supplement, a Series of
                                        Certificates may be paired with
                                        another Series (a "Companion
                                        Series"). The Prospectus Supplement
                                        for such Series and the Prospectus
                                        Supplement for the Companion Series
                                        will each specify the relationship
                                        between the Series. See
                                        "Description of the
                                        Certificates--Companion Series."

Enhancement.........................    Enhancement with respect to a
                                        Series or any Class thereof may be
                                        provided as specified in the
                                        related Prospectus Supplement.

                                        The type, characteristics and
                                        amount of the Enhancement will be
                                        determined based on several
                                        factors, including the
                                        characteristics of the Receivables
                                        and Accounts underlying or
                                        comprising the Trust Portfolio as
                                        of the Closing Date with respect to
                                        any Series, and will be established
                                        on the basis of requirements of
                                        each Rating Agency rating the
                                        Certificates of such Series. If so
                                        specified in the related Prospectus
                                        Supplement, any such Enhancement
                                        will apply only in the event of
                                        certain types of losses and the
                                        protection against losses provided
                                        by such Enhancement will be
                                        limited. See "Risk
                                        Factors--Certificate Rating" and
                                        "Enhancement."

Optional Repurchase.................    With respect to each Series of
                                        Certificates, the Invested Amount
                                        will be subject to optional
                                        repurchase by the Transferor on any
                                        Distribution Date after the
                                        Invested Amount is reduced to an
                                        amount less than or equal to 5% of
                                        the initial Invested Amount (the
                                        "Initial Invested Amount") or such
                                        other amount specified in the
                                        related Prospectus Supplement, if
                                        certain conditions set forth in the
                                        related Pooling and Servicing
                                        Agreement are met. Unless otherwise
                                        specified in the related Prospectus
                                        Supplement, the repurchase price
                                        will be equal to the Invested
                                        Amount plus accrued and unpaid
                                        interest on the Certificates. See
                                        "Description of the
                                        Certificates--Final Payment of
                                        Principal; Termination."

Tax Status..........................    Except to the extent otherwise
                                        specified in the related Prospectus
                                        Supplement, it is anticipated
                                        that Special Tax Counsel will be of
                                        the opinion that the Offered
                                        Certificates of such Series will be
                                        characterized as indebtedness for
                                        Federal income tax purposes. Except
                                        to the extent otherwise specified
                                        in the related Prospectus
                                        Supplement, the Certificate Owners
                                        will agree to treat the Offered
                                        Certificates as debt for Federal
                                        income tax purposes. See "Certain
                                        U.S. Federal Income Tax Conse-
                                        quences" for additional information
                                        concerning the application of
                                        Federal income tax laws.

ERISA Considerations................    Under regulations issued by the
                                        Department of Labor, the Trust's
                                        assets would not be deemed "plan
                                        assets" of any employee benefit
                                        plan holding interests in the
                                        Certificates of a Series if certain
                                        conditions are met. If the Trust's
                                        assets were deemed to be "plan
                                        assets" of an employee benefit
                                        plan, there is uncertainty as to
                                        whether existing exemptions from
                                        the "prohibited transaction" rules
                                        of the Employee Retirement Income
                                        Security Act of 1974, as amended
                                        ("ERISA"), would apply to all
                                        transactions involving the
                                        Trust's assets. No assurance can be
                                        made with respect to any offering
                                        of the Certificates of any Series
                                        that the conditions which would
                                        allow the Trust assets not to be
                                        deemed "plan assets" will be met,
                                        although the intention of the
                                        Underwriters (but not their
                                        assurance) as to whether the
                                        Certificates of a particular Series
                                        will be "publicly-offered
                                        securities", and therefore eligible
                                        for an ERISA exemption, will be set
                                        forth in the related Prospectus
                                        Supplement. Accordingly, employee
                                        benefit plans contemplating
                                        purchasing interests in
                                        Certificates should consult their
                                        counsel before making a purchase.
                                        See "ERISA Considerations."

Certificate Rating..................    It will be a condition to the
                                        issuance of each Series of
                                        Certificates or Class thereof
                                        offered pursuant to this Prospectus
                                        and the related Prospectus
                                        Supplement that they be rated in
                                        one of the four highest rating
                                        categories by at least one
                                        nationally recognized statistical
                                        rating organization (each such
                                        rating organization rating any
                                        Series, a "Rating Agency"). The
                                        rating or ratings applicable to the
                                        Certificates of each Series or
                                        Class thereof offered hereby will
                                        be set forth in the related
                                        Prospectus Supplement.

                                        A rating is not a recommendation to
                                        buy, sell or hold securities and
                                        may be subject to revision or
                                        withdrawal at any time by the
                                        assigning Rating Agency. Each
                                        rating should be evaluated
                                        independently of any other rating.
                                        See "Risk Factors--Certificate
                                        Rating."

Listing.............................    If so specified in the Prospectus
                                        Supplement relating to a Series,
                                        application will be made to list
                                        the Certificates of such Series, or
                                        all or a portion of any Class
                                        thereof, on the Luxembourg Stock
                                        Exchange or any other specified
                                        exchange.


                                RISK FACTORS

         Limited Liquidity. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but in no event will any such underwriter be under an obligation to do so. There is no assurance that a secondary market will develop with respect to the Certificates of any Series offered hereby, or if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of such Certificates.

         Certain Legal Aspects. While the Transferor has transferred and will transfer interests in the Receivables to the Trust, a court could treat such transactions as an assignment of collateral as security for the benefit of holders of certificates issued by the Trust. The Transferor represents and warrants in the Pooling and Servicing Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Transferor has taken and will take certain actions as are required to perfect the Trust's security interest in the Receivables and warrants that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein. Nevertheless, if the transfer of the Receivables to the Trust is deemed to create a security interest therein, a tax or government lien on property of the Transferor arising before Receivables come into existence may have priority over the Trust's interest in such Receivables, and, if the FDIC were appointed receiver of the Transferor, the receiver's administrative expenses may also have priority over the Trust's interest in such Receivables. In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), cert. denied, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's estate in a bankruptcy of the seller. If the Transferor were to be placed into receivership and a court were to follow the Octagon court's reasoning, Certificateholders might experience delays in payment or possibly losses in their investment in the Certificates. Counsel to the Transferor has advised the Transferor that the facts of the Octagon case are distinguishable from those in the sale transactions between the Transferor and the Trust and the reasoning of the Octagon case appears to be inconsistent with established precedent and the Uniform Commercial Code. See "Certain Legal Aspects of the Receivables--Transfer of Receivables."

         If, upon the insolvency of the Transferor, the Transferor were to be placed into conservatorship or receivership, the FDIC as conservator or receiver would have the power to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, the Transferor. With respect to the appointment of a receiver or conservator for the Transferor, subject to certain qualifications, a valid perfected security interest of the Trustee in the Receivables should be enforceable (to the extent of the Trust's "actual direct compensatory damages" as described below) and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by such a conservator or receiver. If, however, the FDIC were to assert that the security interest was unperfected or unenforceable, or were to require the Trustee to establish its right to those payments by submitting to and completing the statutory administrative claims procedure, or the FDIC were to request a stay of judicial proceedings with respect to the Transferor, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In the event of a repudiation of obligations by the FDIC, a claim for the repudiated obligation is limited to "actual direct compensatory damages" determined as of the date of the appointment of the FDIC as conservator or receiver. The FDIC has not adopted a formal policy statement on "actual direct compensatory damages" with respect to collateralized borrowings of banks that are repudiated. The Transferor believes that the general practice of the FDIC in such circumstances is to permit the collateral to be applied to pay the outstanding principal owed plus interest accrued at the contract rate up to the date of payment, together with the costs of liquidation of the collateral if provided for in the contract. In one case, however, involving the repudiation by the Resolution Trust Corporation (the "RTC") of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court's view were applied to determine the Trust's "actual direct compensatory damages" in the event the FDIC repudiated the Transferor's obligations under the Pooling and Servicing Agreement, the amount paid to Certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Certificates and the interest accrued thereon to the date of payment. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership." If the FDIC were appointed as conservator or receiver for the Transferor, under the Pooling and Servicing Agreement new Principal Receivables would not be transferred to the Trust and the Trustee would sell the portion of the Receivables allocable in accordance with the Pooling and Servicing Agreement to each Series (unless holders of more than 50% of the principal amount of each Class of such Series instruct otherwise), thereby causing early termination of the Trust and a loss to certificateholders (including the Certificateholders) if the net proceeds allocable to certificateholders from such sale, if any, were insufficient to pay certificateholders (including the Certificateholders) in full. Upon the occurrence of a Pay Out Event, if the FDIC were appointed as conservator or receiver for the Transferor and no Pay Out Event other than such conservatorship, receivership or insolvency of the Transferor exists, the FDIC may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, the FDIC as conservator or receiver for the Transferor may have the power to cause early payment of the Certificates. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership."

         If, upon the insolvency of the Servicer, the Servicer were to be placed into conservatorship or receivership, the FDIC as conservator or receiver would have the power to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, the Servicer. In the event of a Servicer Default, if the FDIC were appointed as conservator or receiver for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the FDIC may have the power to prevent a transfer of servicing to a successor Servicer.

         The Accounts and the Receivables are subject to numerous Federal and state consumer protection laws which impose requirements on the making and collection of consumer loans. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of finance charges, annual cardholder fees and other fees, and failure by the Servicer to comply with such requirements also could adversely affect the Servicer's ability to collect on the Receivables. Pursuant to the Pooling and Servicing Agreement, the Transferor has covenanted to accept the transfer of all Receivables in an Account if any Receivable in such Account does not comply with all requirements of law or if the proceeds of any Receivable in such Account are not available to the Trust. The Transferor has made and will make certain other representations and warranties relating to the validity and enforceability of the Accounts and the Receivables. However, the Trustee has not made and will not make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period, if any, is that the Transferor will generally be obligated to accept the transfer of all Receivables in the Account affected thereby. In addition, in the event of a breach of certain representations and warranties, the Transferor may be obligated to accept the reassignment and transfer of the entire Trust Portfolio. See "Description of the Certificates--Representations and Warranties" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

         Application of Federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Receivables, if such laws result in any Receivables being written off as uncollectible. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges."

         From time to time Congress and certain state and local legislatures have considered legislation that would limit the finance charges and fees that may be charged on credit card accounts. Although such legislation has not been enacted, there can be no assurance that such legislation will not become law in the future. The potential effect of any legislation which limits the amount of finance charges or fees that may be charged on credit card balances could be to reduce the Portfolio Yield on the Accounts. If such Portfolio Yield is reduced, a Pay Out Event with respect to a Series may occur. See "Description of the Certificates--Pay Out Events." There can be no assurance as to whether any federal or state legislation will be promulgated which would impose additional limitations on the monthly periodic finance charges or fees relating to the Accounts.

         Competition in the Credit Card Industry. The consumer credit industry is highly competitive and operates in an environment increasingly focused on the interest and fees charged to consumers for credit card services. As new card issuers enter the market and issuers seek to expand their shares of the market, there is increased use of advertising, target marketing, pricing competition and incentive programs, all of which may adversely impact issuer profit margins. The MasterCard and VISA organization do not require adherence to specific underwriting standards, and therefore credit card issuers may compete on the basis of individual account solicitation and underwriting criteria. If cardholders choose to utilize competing sources of credit, the amount and rate of new Receivables generated in the Accounts may be reduced and certain purchase and payment patterns with respect to Receivables may be affected. The size of the Trust will be dependent upon the Transferor's continued ability to generate new Receivables. If the amount of new Receivables generated declines significantly, Receivables from Additional Accounts (to the extent available) may be added to the Trust, as described below, or a Pay Out Event could occur, in which the Rapid Amortization Period would commence. See "Description of the Certificates--Pay Out Events."

         Payments and Maturity. The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts or that any particular pattern of cardholder repayments will occur. The commencement and continuation of a Controlled Amortization Period or an Accumulation Period for a Series or a Class thereof will be dependent upon the continued generation of new Receivables to be conveyed to the Trust. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event for one or more Series and the commencement of the Rapid Amortization Period for each such Series. Certificateholders should be aware that the Transferor's ability to continue to compete in the current industry environment will affect the Transferor's ability to generate new Receivables to be conveyed to the Trust and may also affect payment patterns. In addition, changes in periodic finance charges can alter cardholder monthly payment rates. A significant decrease in the cardholder monthly payment rate could slow the return of principal during any Amortization Period. See "Maturity Assumptions."

         Social, Technological and Economic Factors. Changes in card use and payment patterns by cardholders may result from a variety of social, technological and economic factors. Social factors include potential changes in consumers' attitudes toward financing purchases with debt. Technological factors include new methods of payment, such as debit cards. Economic factors include the rate of inflation, unemployment levels, personal bankruptcy levels and relative interest rates. Cardholders whose accounts are included in the Bank Portfolio have addresses in all 50 states, the District of Columbia and other United States territories and possessions. Adverse changes in economic conditions in the areas where the largest number of cardholders are located could have a direct impact on the timing and amount of payments on the Certificates. See the Composition by Geographic Distribution-Trust Portfolio table in "The Receivables" in the Prospectus Supplement. The Transferor, however, is unable to determine and has no basis to predict whether, or to what extent, social, technological or economic factors will affect future card use or repayment patterns.

         Effect of Subordination. With respect to Certificates of a Series having a Class or Classes of Subordinated Certificates, unless otherwise specified in the related Prospectus Supplement, payments of principal in respect of the Subordinated Certificates of a Series will not commence until after the final principal payment with respect to the Senior Certificates of such Series. In addition, if so specified in the related Prospectus Supplement, if collections of Finance Charge Receivables or other amounts allocable to the Certificates of a Series are insufficient to cover required amounts due with respect to the Senior Certificates of such Series, the Invested Amount with respect to the Subordinated Certificates will be reduced, resulting in a reduction of the portion of collections of Finance Charge Receivables allocable to the Subordinated Certificates in future periods and a possible delay or reduction in principal and interest payments on the Subordinated Certificates. Moreover, if so specified in the related Prospectus Supplement, in the event of a sale of Receivables in the Trust due to the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the portion of the net proceeds of such sale allocable to pay principal to the Certificates of a Series will be used first to pay amounts due to the Senior Certificateholders and any remainder will be used to pay amounts due to the Subordinated Certificateholders.

         Transferor's Ability to Change Terms of the Receivables. Pursuant to the Pooling and Servicing Agreement, the Transferor does not transfer the Accounts to the Trust, but only the Receivables arising in the Accounts. As owner of the Accounts, the Transferor has the right to determine the monthly periodic finance charges and other fees which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required on the Accounts and to change various other terms with respect to the Accounts. A decrease in the monthly periodic finance charge and other fees would decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event with respect to a Series and the commencement of the Rapid Amortization Period with respect to a Series. In addition, under the Pooling and Servicing Agreement, the Transferor may change the terms of the contracts relating to the Accounts or its policies and procedures with respect to the servicing thereof (including without limitation the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, fees, and charge offs), if such change (i) would not, in the reasonable belief of the Transferor, cause a Pay Out Event for any Series to occur, and (ii) is made applicable to the comparable segment of revolving credit card accounts owned and serviced by the Transferor which have characteristics the same as or substantially similar to the Accounts which are subject to such change. In servicing the Accounts, the Servicer is also required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as specified above, there are no restrictions on the Transferor's ability to change the terms of the Accounts. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Transferor to take actions which would change this or other Account terms.

         Master Trust Considerations. The Trust, as a master trust, has previously issued the Series specified on Annex I to the Prospectus Supplement and is expected to issue additional Series from time to time. While the Principal Terms of each Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any additional series, will not be subject to the prior review or consent of holders of the certificates of any previously issued Series. Such Principal Terms may include: methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Enhancement, different classes of certificates (including subordinated classes of certificates), provisions subordinating such Series to another Series (if the Supplement relating to such Series so permits) or other Series to such Series, and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. See "Description of the Certificates--Exchanges." It is a condition precedent to issuance of any additional series that each Rating Agency that has rated any outstanding Series at the request of the Transferor deliver written confirmation to the Trustee that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing and amount of payments received by a Certificateholder. See "Description of the Certificates--Exchanges."

         Control. Subject to certain exceptions, the Certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the Pooling and Servicing Agreement or the related Series Supplement. However, the Pooling and Servicing Agreement or related Supplement may provide that under certain circumstances the consent or approval of a specified percentage of the aggregate Invested Amount of other Series or of the Invested Amount of a specified Class of such other Series will be required to direct certain actions, including amending the Pooling and Servicing Agreement in certain circumstances. Certificateholders of such other Series may have interests which do not coincide in any way with the interests of Certificateholders of the subject Series.

         Certificate Rating. Any rating assigned to the Certificates of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class will receive the payments of interest and principal required to be made under the Pooling and Servicing Agreement and will be based primarily on the value of the Receivables in the Trust and the availability of any Enhancement with respect to such Series or Class. However, any such rating will not, unless otherwise specified in the related Prospectus Supplement with respect to any Class or Series offered hereby, address the likelihood that the principal of, or interest on, any Certificates of such Class or Series will be paid on a scheduled date. In addition, any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. The rating will not be a recommendation to purchase, hold or sell Certificates of such Series or Class, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

         The Transferor will request a rating of the Certificates offered hereby of each Series by at least one Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the Certificates will nonetheless issue a rating with respect to any Series of Certificates or Class thereof, and, if so, what such rating would be. A rating assigned to any Series of Certificates or Class thereof by a rating agency that has not been requested by the Transferor to do so may be lower than the rating assigned by the Rating Agency or Rating Agencies pursuant to the Transferor's request.

         Enhancement. Although Enhancement may be provided with respect to a Series of Certificates or any Class thereof, the amount available will be limited and will be subject to certain reductions. If the amount available under any Enhancement is reduced to zero, Certificateholders of the Series or Class thereof covered by such Enhancement will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Enhancement."

         Book-Entry Registration. Unless otherwise specified in the related Prospectus Supplement, the Certificates offered hereby of each Series initially will be represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Unless and until Definitive Certificates are issued for a Series, Certificate Owners relating to such Series will not be recognized by the Trustee as Certificateholders, as that term will be used in the Pooling and Servicing Agreement. Hence, until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC, Cedel or Euroclear and their participating organizations. Because DTC can only act on behalf of individuals who are Participants in DTC's system (or participate indirectly through a Participant), the ability of a Certificate Owner to pledge its Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate representing such Certificates. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates."


                                 THE TRUST

         The Trust was formed, in accordance with the laws of the State of Delaware, pursuant to the Pooling and Servicing Agreement. The Trust was formed for the transaction relating to the issuance of the Series 1992-1 Certificates, this transaction and similar transactions, as contemplated by the Pooling and Servicing Agreement, and prior to formation had no assets or obligations. The Trust will not engage in any business activity, other than as described herein and in the related Prospectus Supplements, but rather will only acquire and hold the Receivables, issue (or cause to be issued) the Certificates, the Exchangeable Transferor Certificate and certificates representing additional Series or Classes of Series and related activities (including, with respect to any Series or Class of such Series, entering into any Enhancement agreement) and make payments thereon. As a consequence, the Trust is not expected to have any need for additional capital resources.


                     THE BANK'S CREDIT CARD ACTIVITIES

General

         The Receivables which the Bank has conveyed and will convey to the Trust pursuant to the Pooling and Servicing Agreement have been and will be generated from transactions made by holders of selected VISA and MasterCard credit card accounts. The Bank currently services the credit card accounts. Certain data processing and administrative functions associated with such servicing are performed on behalf of the Bank by First Data Resources, Inc. ("FDR"). See "--Description of FDR."

         The following discussion describes certain terms and characteristics of the accounts in the Bank Portfolio from which the Accounts were selected. The Eligible Accounts from which the Accounts were selected do not represent the entire Bank Portfolio. In addition, Additional Accounts may consist of Eligible Accounts which are not currently in existence and which are selected using different criteria from those used in selecting the Accounts already included in the Trust. See "Description of the Certificates--Addition of Accounts." Consequently, actual loss and delinquency, revenue and monthly payment rate experience with respect to the Eligible Accounts and the Additional Accounts may be different from such experience for the Bank Portfolio described in the Prospectus Supplement.

         Growth Strategy and Origination. To achieve steady and diversified growth, the Bank originates credit card accounts through several different programs: (i) First USA brand products, (ii) partnership products such as affinity group, financial institutions, sports marketing and co-branding programs, and (iii) the acquisition of credit card portfolios from other financial institutions. These programs (excluding portfolio acquisitions) use direct mail, telemarketing, take-one application displays, events, media and the Internet as channels to market the Bank's products. Management believes that such multi-faceted account origination programs help to ensure balanced and reliable growth for the Bank.

         The First USA brand direct solicitation program represents the greatest share of new account origination. The Bank has historically emphasized direct solicitation as a source of new accounts as its expertise has increased through experience and the benefit of numerous marketing, credit and risk management tests. Currently, the Bank conducts national direct mail and telemarketing solicitation to geographic areas that have been selected from a process that includes a rigorous analysis of the economic indicators of each region of the nation and targets the most favorable regions. The Bank carefully targets consumers through various datamining methods and targeting models. The Bank aligns the product offering with the target customer segment along with the number and sequence of offers in order to maximize penetration, response rates and usage.

         The affinity group, financial institutions and sports marketing programs are partnership programs which involve the active participation of endorsing organizations. The affinity group marketing program involves the solicitation of prospective individual cardmembers from identifiable groups with a common interest or affiliation. In this program, the Bank has entered into exclusive marketing arrangements with a number of affinity groups. The Bank typically pays referral compensation to the affinity groups for each new account generated. The Bank has a similar relationship with certain professional sports organizations.

         In its financial institutions program, the Bank maintains exclusive marketing partnership relationships with banks, as well as mortgage companies, insurance companies, brokerage firms and other financial institutions. Through this program, participating financial institutions offer Visa and MasterCard products to their customers without becoming primary issuers. In addition to placing the name of the participating financial institution on the front of the plastic card, the Bank typically pays a referral fee for each account. The Bank believes that the endorsement of the participating financial institution reduces overall origination costs and encourages cardmember usage.

         The Bank also participates in co-branding, which involves a partnership between the Bank and a consumer products or services company to solicit the customers of such company. Companies such as airlines, oil and gas companies, catalog companies and general retailers participate with financial institutions in co-branding programs. The Bank typically pays a portion of on-going revenue to the co-branding partner, with the benefit of such payment generally accruing to the customer in the form of "points" which can then be redeemed with the co-branding partner.

         The Bank currently has relationships with over 1,000 partners in these various programs. Management believes this network is one of the largest of its kind in the nation.

         Underwriting Procedures. Generally, the credit risk of each applicant is evaluated by application of a credit scoring system, which is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. Most applications are scored based on the information received on the application as well as data obtained from an independent credit reporting agency. In select cases, based on certain criteria, including likelihood of fraud, and in accordance with criteria established by Bank management, employment and earnings are verified by telephone. Credit limits are determined based on income and score or, in the case of applications that have not been scored, based on income and certain information obtained from the application and the independent credit reporting agency. Cardholder requests for increased credit limits are evaluated based on a current credit bureau report, updated application data, and prior account performance. In addition, credit limit increases are effected periodically by the Bank for all cardholders meeting specific criteria.

         For preapproved solicitations, the Bank generally purchases prospect names that meet established credit criteria from credit bureaus. These lists are further edited and matched against internal and external sources to insure optimal quality and accuracy. The Bank then mails preapproved solicitation packages requiring only the signature and a brief amount of information from the prospect. Preapproved solicitations are targeted to high quality prospects and exhibit similar credit quality results as compared to non-preapproved solicitations.

         For non-preapproved solicitations, the Bank purchases prospect names from a variety of sources and then edits the list utilizing internal and external sources to insure quality and accuracy. The prospective customers on the final list are mailed solicitations which include full applications. Respondents are approved or declined based on both the demographic characteristics drawn from the application and a credit bureau check.

         Portfolio Acquisitions. The Bank has made portfolio acquisitions in the past, but does not plan to rely on such transactions in order to achieve growth and earnings targets. While acquisitions are possible in the future, management believes that such transactions should be pursued only if favorable terms can be negotiated. See "The Bank and First USA, Inc." Prior to acquiring a portfolio, the Bank reviews the historical performance and seasoning of the portfolio and the policies and practices of the selling institution, but individual accounts are not requalified by the Bank. There can be no assurance that Accounts so acquired were originated in a manner consistent with the Bank's policies as described under "--Growth Strategy and Origination" and "--Underwriting Procedures" above or that the underwriting and qualification of such Accounts conformed to any given standards. The Accounts include accounts previously acquired by the Bank. Such accounts and any accounts acquired in the future may become Additional Accounts provided that, at such time, they constitute Eligible Accounts. See "The Receivables," "Description of the Certificates--Transfer and Assignment of Receivables" and "--Representations and Warranties."

Description of FDR

         With respect to the Accounts, certain data processing and administrative functions associated with servicing the Receivables will initially be performed by FDR. If FDR were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by the respective cardholders could occur, and the replacement of the services FDR currently provides to the Bank could be time-consuming. As a result, delays in payments to Certificateholders could occur.

         FDR is located in Omaha, Nebraska and provides computer data processing services primarily to the bankcard industry. FDR is a subsidiary of First Data Corp.

         The Bank utilizes a variety of the services provided by FDR in originating and servicing the Bank's VISA and MasterCard accounts, including provision of network interface to other card processors through Visa USA Incorporated and MasterCard International Incorporated. This network provides cardholder authorizations in addition to a conduit for funds transfer and settlement.

Billing and Payments

         Cardholder Agreement. Each cardholder is subject to an agreement with the Bank governing the terms and conditions of the related VISA or MasterCard account. Pursuant to each such agreement, the Bank reserves the right, upon advance notice to the cardholder, to add or to change any terms, conditions, services or features of its VISA or MasterCard accounts at any time, including increasing or decreasing periodic finance charges, other charges or minimum payment terms. The agreement with each cardholder provides that, subject to the requirements of applicable law, after notice to a cardholder of any such new or changed terms, such new or changed terms will become effective at the time stated in such notice and will apply to all outstanding unpaid indebtedness as well as new transactions.

         A cardholder may use the credit card to purchase or lease goods or services wherever the card is honored ("Purchases") or to obtain cash loans ("Cash Advances") from any financial institution that accepts the card. Cash Advances may also be obtained through the use of "Credit Line Checks" issued by the Bank which may be completed and signed by the cardholder in the same way as a regular personal check.

         Billing, Payments and Fees. A billing statement is sent to each cardholder at the end of each monthly billing cycle in which the account has a debit or credit balance of more than one dollar or if a finance charge has been imposed. The Bank may assess a late payment fee if it does not receive the minimum payment by the payment due date shown on the monthly billing statement, but generally does not assess such fee if the minimum payment is received by the next billing date. The Bank may assess a return check fee for each payment check that is dishonored or that is unsigned or otherwise irregular, an overlimit fee for Purchases or Cash Advances that cause the credit line to be exceeded and administrative fees for certain functions performed at the request of the cardholder. Unless otherwise arranged between the Bank and the cardholder, any late payment fee, return check fee or administrative fee is added to the account and treated as a Purchase. In some cases, the Bank charges a nonrefundable Annual Membership Fee.

         Monthly Periodic Finance Charges are not assessed in most circumstances on purchases if all balances shown in the billing statement are paid by the payment due date. Periodic Finance Charges accrue on new Purchases from the day that they are posted to the account. Finance charges accrue on Cash Advances from the later of the day that they are made and the first day of the billing cycle during which they were posted to the account; or, if a Credit Line Check is used, the day that the check is presented for payment to the Bank. Aggregate monthly finance charges for each account consist of the sum of the Cash Advance finance charge (not applicable for certain accounts) for each new Cash Advance posted to the account other than Cash Advances obtained through Credit Line Checks plus the Periodic Finance Charge equal to the product of the monthly periodic rate (the "Monthly Periodic Rate") multiplied by the average daily balance. The Bank issues accounts with fixed Monthly Periodic Rates and accounts with floating Monthly Periodic Rates that adjust periodically according to an index.

         The foregoing provisions apply with respect to cardholders that have entered into one of the Bank's standard agreements by, in the case of a new account, signing an application or, in the case of an account acquired by the Bank from another institution, accepting the terms of the Bank's agreement in writing or by using the credit card after disclosure that the account will be governed by such terms. If the cardholder of an account acquired by the Bank from another institution has not entered into one of the Bank's standard agreements, the terms of the account may continue to be governed by the agreement between the cardholder and the seller of the account, which may differ in material respects from the provisions described above.

Delinquencies and Charge Offs

         An account is contractually delinquent if the minimum payment is not received by the payment due date. An account is not treated as delinquent by the Bank if the minimum payment is received by the next billing date. Efforts to collect delinquent credit card receivables currently are made by the Bank's collection department personnel with regional collection units located in Wilmington, Delaware, Baton Rouge, Louisiana and Dallas, Texas. Collection activities include statement messages, telephone calls and formal collection letters. Collectors generally initiate telephone contact with cardholders whose accounts have become 5 days or more delinquent. In the event that initial telephone contact fails to resolve the delinquency, the Bank continues to contact the cardholder by telephone and by mail. The Bank may also enter into arrangements with cardholders to extend or otherwise change payment schedules as approved by one of the Bank's collection managers. Delinquency levels are monitored daily by the respective collectors and aggregate delinquency information is reported daily to senior management.

         Accounts are generally charged off immediately prior to the end of the seventh billing cycle after having become contractually past due unless a payment has been received in an amount sufficient to bring the account into a different delinquency category or to bring the account current. Charge offs may occur earlier in some circumstances, as in the case of bankrupt cardholders. At the time of charge off an evaluation is made on a case by case basis whether to pursue further remedies. In most cases outside collection agencies and, in some cases, outside attorneys, are engaged. In some cases charged off accounts are sold to outside collection agencies. The credit evaluation, servicing and charge off policies and collection practices of the Bank may change from time to time in accordance with the Bank's business judgment and applicable law.

         The Bank has a policy of restoring or "reaging" a delinquent account to current status when the cardholder has made three consecutive payments and, in the collector's judgment, has the ability to keep the account current. A collector may recommend that an account be reaged in other circumstances. All reaging must be approved by a supervisor and an account may be reaged no more than once per year.

Interchange

         Creditors participating in the VISA and MasterCard associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems a portion of this Interchange in connection with cardholder Purchases is collected by banks that issue credit cards by applying a discount to the amount paid by such banks to the banks that clear the related transactions for merchants. Interchange will be allocated to the Trust by treating 1.3% (subject to adjustment at the option of the Transferor upon the satisfaction of certain conditions as described herein in "Description of the Certificates--Discount Receivables," which adjusted percentage, if applicable, will be specified in the applicable Prospectus Supplement) of collections on the Receivables (whether arising from Purchases or Cash Advances), other than collections with respect to Periodic Finance Charges, Annual Membership Fees and Other Charges, as collections of Discount Receivables.

Recoveries

         The Transferor and the Servicer will be required, pursuant to the terms of the Pooling and Servicing Agreement, to transfer to the Trust all amounts received by the Transferor or the Servicer with respect to Receivables in Defaulted Accounts, including amounts received by the Transferor or the Servicer from the purchaser or transferee with respect to the sale or other disposition of Receivables in Defaulted Accounts ("Recoveries"). In the event of any such sale or other disposition of Receivables, Recoveries will not include amounts received by the purchaser or transferee of such Receivables but will be limited to amounts received by the Transferor or the Servicer from the purchaser or transferee. Collections of Recoveries will be treated as collections of Principal Receivables; provided, however, that to the extent the aggregate amount of Recoveries received with respect to any Monthly Period exceeds the aggregate amount of Principal Receivables (other than Ineligible Receivables) in Defaulted Accounts on the day such Account became a Defaulted Account for each day in such Monthly Period, the amount of such excess will be treated as collections of Finance Charge Receivables.


                              THE RECEIVABLES

         The Receivables conveyed to the Trust arise in Accounts selected from the Bank Portfolio on the basis of criteria set forth in the Pooling and Servicing Agreement (the "Trust Portfolio"). Pursuant to the Pooling and Servicing Agreement, the Transferor has the right, subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Pooling and Servicing Agreement must be Eligible Accounts as of the date the Transferor designates such accounts as Additional Accounts. In addition, the Transferor is required to designate Additional Accounts (x) to maintain the Transferor Interest so that, during any period of 30 consecutive days, the Transferor Interest averaged over that period equals or exceeds such percentage as may be specified in any Supplement (such percentage, the "Minimum Transferor Interest") of the average of the aggregate amount of Principal Receivables for the same period, or (y) to maintain, for so long as certificates of any Series (including the Certificates) remain outstanding, an aggregate amount of Principal Receivables in amount equal to or greater than the Minimum Aggregate Principal Receivables. "Minimum Aggregate Principal Receivables" shall mean
(i) an amount equal to the sum of the initial invested amounts for all Series then outstanding other than any Series of variable funding certificates, (ii) with respect to any series of variable funding certificates in its revolving period, the then current invested amount of such Series and (iii) with respect to any Series of variable funding certificates in its amortization period, the invested amount of such Series at the end of the last day of the Revolving Period for such Series. The Transferor will convey the Receivables then existing or thereafter created under such Additional Accounts to the Trust. Furthermore, pursuant to the Pooling and Servicing Agreement, the Transferor has the right (subject to certain limitations and conditions) to designate certain Accounts and to require the Trustee to reconvey all receivables in such Removed Accounts to the Transferor, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by the Transferor on the Original Cut Off Date plus any Additional Accounts minus any Removed Accounts.

         The Prospectus Supplement relating to each Series of Certificates will provide certain information about the Trust Portfolio as of the date specified. Such information will include, but not be limited to, the amount of Principal Receivables, the amount of Finance Charge Receivables, the range of principal balances of the Accounts and the average thereof, the range of credit limits of the Accounts and the average thereof, the range of ages of the Accounts and the average thereof, the geographic distribution of the Accounts, the types of Accounts and delinquency and loss statistics relating to the Accounts.


                            MATURITY ASSUMPTIONS

         Unless otherwise specified in the related Prospectus Supplement, for each Series, following the Revolving Period, collections of Principal Receivables are expected to be distributed to the Certificateholders of such Series or any specified Class thereof on each specified Distribution Date during the Controlled Amortization Period, or are expected to be accumulated for payment to Certificateholders of such Series or any specified Class thereof during the Accumulation Period and distributed on a Scheduled Payment Date; provided, however, that, if the Rapid Amortization Period commences, collections of Principal Receivables will be paid to Certificateholders in the manner described herein and in the related Prospectus Supplement. The related Prospectus Supplement will specify the date on which the Controlled Amortization Period or the Accumulation Period, as applicable, will commence, the principal payments expected or available to be received or accumulated during such Controlled Amortization Period or Accumulation Period, or on the Scheduled Payment Date, as applicable, the manner and priority of principal accumulations and payments among the Classes of a Series of Certificates and the Pay Out Events which, if any were to occur, would lead to the commencement of a Rapid Amortization Period.

         The related Prospectus Supplement will provide certain historical data relating to payments by cardholders, total charge-offs and other related information relating to the Bank Portfolio. There can be no assurance that future events will be consistent with such historical data.

         The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which the related Certificateholders could expect to receive or accumulate payments of principal on their Certificates during an Amortization Period, or on any Scheduled Payment Date, as applicable, will be similar to any historical experience set forth in a related Prospectus Supplement. If a Pay Out Event occurs, the average life and maturity of such Series of Certificates could be significantly reduced. In addition, there can be no assurance that the issuance of other Series of Certificates or the terms of such other Series might not have an impact on the timing of the payments received by Certificateholders.

         Because, for any Series of Certificates, there may be a slowdown in the payment rate below the payment rate used to determine the amount of collections of Principal Receivables scheduled or available to be distributed or accumulated for later payment to Certificateholders or a specified Class thereof during the Controlled Amortization Period or the Accumulation Period or on the Scheduled Payment Date, as applicable, or a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of such Series of Certificates to the final Distribution Date with respect to the Certificates will equal the expected number of months.


                              USE OF PROCEEDS

         Unless otherwise specified in the related Prospectus Supplement, the net proceeds from the sale of the Certificates will be paid to the Bank or applied to the purchase of receivables from First USA Credit Card Master Trust II. The Bank will use such proceeds for its general corporate purposes.


                        THE BANK AND FIRST USA, INC.

         First USA Bank. The Bank is a wholly-owned subsidiary of First USA Financial, Inc. ("First USA Financial"), which is a wholly-owned subsidiary of First USA, Inc. ("FUSA").

         The Bank is among the nation's largest issuers of VISA and MasterCard credit cards in the United States. The Bank's revenues derive primarily from interest income and fees on its credit card accounts and interchange income. Its primary cash expenses include the cost of funding credit card loans, credit losses, salaries and employee benefits, marketing expenses, processing expenses and income taxes.

         The Bank offers a broad array of bankcard products to targeted segments of creditworthy consumers. The Bank's primary target market is experienced users of general purpose credit products. The strategy of the Bank is to offer uniquely tailored individualized products to profitable consumer segments.

         The Bank markets over 1,000 credit card products to customers throughout the United States. These products cover a range which includes standard card products, those that are identified and developed through datamining efforts, as well as products that are developed and marketed through partnership relationships. Products include designs that are tailored to an individual's lifestyle, profession or interest; those that are built around affiliations, such as universities or fraternal organizations, co-brand relationships and programs with financial institutions; an upscale platinum card product; and the most individualized product offering, a First USA Images Photocard.

         The Bank's products feature low interest rates, specific features and benefits, unique card design and individualized credit lines. The Bank's strategy is to target customers through a carefully matched combination of pricing, credit analysis and packaging. Rates, fees, other features and credit lines offered vary depending on the profile of targeted prospect groups. The Bank generally markets its products with low introductory and regular rates and no annual fee.

         In line with its product diversity, the Bank has built and maintains a broad set of distribution channels. The Bank is one of the leading direct mailers and telemarketers in the industry and manages a large active sales force to distribute its products via fairs, tradeshows and other events. The Bank also markets its products through an array of Web sites and utilizes other direct response media channels for distribution.

         First USA, Inc. Incorporated in 1989, FUSA is a Delaware corporation, which, through its wholly-owned subsidiary, First USA Bank, is the fourth largest issuer of VISA and MasterCard credit cards in the United States. FUSA conducts its business through its wholly-owned subsidiary, First USA Financial, which is the parent company of the Bank and the majority stockholder of First USA Paymentech, Inc. ("First USA
Paymentech").

         On January 19, 1997, FUSA and Banc One Corporation, an Ohio corporation ("Banc One"), entered into an Agreement and Plan of Merger (the "Merger Agreement") providing, among other things, for the merger (the "Merger") of FUSA with and into Banc One, with Banc One as the surviving corporation following the Merger. Consummation of the Merger is subject to certain standard conditions, including, but not limited to, approval of the Merger Agreement by the holders of a majority of the shares of FUSA's common stock and FUSA's 61/4% convertible preferred stock, voting together as a class, and a majority of the shares of Banc One's common stock, the receipt of all required regulatory approvals and the making of all necessary governmental filings. Stockholder meetings to vote on the Merger are expected to be held in the second quarter of calendar year 1997 and the Merger is expected to occur shortly thereafter.

         The Merger Agreement contains certain covenants of the parties pending consummation of the Merger. Generally, FUSA and Banc One and their subsidiaries must carry on their businesses in the ordinary course consistent with past practice. Under the Merger Agreement, FUSA and its subsidiaries are also subject to certain restrictions and limitations on, among other things, the sale or encumbrance of assets except in the ordinary course of business consistent with past practice and except for sales, transfers or dispositions of receivables in connection with securitizations of such receivables, and the incurrence of indebtedness except for indebtedness incurred in the ordinary course of business, such as the issuance of asset backed securities.

         FUSA's majority owned subsidiary, First USA Paymentech, engages in the credit card industry primarily as a payment processor of merchant bankcard transactions. In March 1996, First USA Paymentech completed an initial public offering of its common stock. First USA Paymentech, through its wholly-owned subsidiary, First USA Merchant Services, Inc. ("Merchant Services"), is the third largest payment processor of merchant bankcard transactions in the United States. On November 8, 1996, First USA Paymentech filed a Registration Statement on Form S-1 with the Commission for a public offering of 6.8 million shares of First USA Paymentech common stock. On December 17, 1996, FUSA and First USA Paymentech sold 4.3 million and 3.0 million shares of First USA Paymentech common stock, respectively, for $34.00 per share, which included the exercise of underwriters' over-allotment options. As at December 31, 1996, net proceeds to FUSA from the secondary offering were $139.8 million. Subsequent to this offering, First USA Financial owns approximately 58% of First USA Paymentech common stock.

         During the fiscal quarter ended December 31, 1996, First USA Capital Trust I (the "Capital Trust"), a Delaware business trust wholly owned by FUSA, completed a $200 million underwritten public offering of 9.33% tax deductible Capital Securities. The Capital Trust invested the proceeds from the Capital Securities in Junior Subordinated Debentures, due January 15, 2027, issued by FUSA. Proceeds from the sales of the Junior Subordinated Debentures were used for general corporate purposes, including capital contributions to operating subsidiaries.

         First USA Federal Savings Bank ("First USA FSB"), a wholly-owned subsidiary of FUSA and its newest operating unit, is primarily focused on expanding FUSA's relationship with existing cardmembers and developing new customer relationships which meet FUSA's credit profile. It expects to offer financial products related to significant life events of the typical household by using FUSA's existing distribution system as a conduit for delivering multiple financial products. First USA FSB's portfolio of financial products now includes auto loans, mortgages, retail certificates of deposit, insurance and unsecured installment loans and soon is expected to include remote banking and other financial products. FUSA expects that these new products will create incremental revenue and strengthen relationships with existing customers.

         FUSA's other business units, conducted through other subsidiaries of First USA Financial and First USA Paymentech, provide services that complement the Bank's, First USA Paymentech's and First USA FSB's business operations.


                      DESCRIPTION OF THE CERTIFICATES

         The Certificates will be issued in Series. Each Series will represent an interest in the Trust other than the interests represented by any other Series of Certificates issued by the Trust (which may include Series offered pursuant to this Prospectus) and the Exchangeable Transferor Certificate. Each Series will be issued pursuant to the Pooling and Servicing Agreement entered into by the Bank and the Trustee and a Supplement to the Pooling and Servicing Agreement, a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Prospectus Supplement for each Series will describe any provisions of the Pooling and Servicing Agreement relating to such Series which may differ materially from the Pooling and Servicing Agreement filed as an exhibit to the Registration Statement. The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related Pooling and Servicing Agreement and Supplement.

General

         The Certificates of each Series will represent undivided interests in certain assets of the Trust, including the right to the applicable allocation percentage of all cardholder payments on the Receivables. For each Series of Certificates, unless otherwise specified in the related Prospectus Supplement, the Invested Amount on any date will be equal to the Initial Invested Amount as of the related Closing Date for such Series minus the amount of principal paid to the related Certificateholders prior to such date and minus the amount of unreimbursed Investor Charge-Offs with respect to such Series prior to such date. If so specified in the Prospectus Supplement relating to any Series of Certificates, under certain circumstances the Invested Amount may be further adjusted by the amount of principal allocated to Certificateholders, the funds on deposit in any specified account, and any other amount specified in the related Prospectus Supplement.

         Each Series of Certificates may consist of one or more Classes, one or more of which may be Senior Certificates and one or more of which may be Subordinated Certificates. Each Class of a Series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The Invested Amount with respect to a Series with more than one Class will be allocated among the Classes as described in the related Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, Certificate Rate and the availability of Enhancement.

         For each Series of Certificates, payments of interest and principal will be made on Distribution Dates or other payment dates as specified in the related Prospectus Supplement to Certificateholders in whose names the Certificates were registered on the record dates (each, a "Record Date") specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts, for the periods and on the dates specified in the related Prospectus Supplement.

         For each Series of Certificates, the Transferor initially will own the Exchangeable Transferor Certificate. The Exchangeable Transferor Certificate will represent the undivided interest in the Trust not represented by the Certificates issued and outstanding under the Trust or the rights, if any, of any Enhancement Providers to receive payments from the Trust. The holder of the Exchangeable Transferor Certificate will have the right to a percentage (the "Transferor Percentage") of all cardholder payments from the Receivables in the Trust.

         Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, during the Revolving Period, the Invested Amount will remain constant except under certain limited circumstances. See "--Defaulted Receivables; Rebates and Fraudulent Charges" and "--Investor Charge-Offs." The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are created and others are paid or charged-off. The amount of the Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust. When a Series is amortizing, the Invested Amount of such Series will generally decline as payments of principal are distributed to the Certificateholders. As a result, the Transferor Interest will generally increase each month during an Amortization Period for any Series to reflect the reductions in the Invested Amount of such Series and will also change to reflect the variations in the amount of Principal Receivables in the related Trust. The Transferor Interest may also be reduced as the result of an Exchange. See "--Exchanges."

         Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates unless Definitive Certificates are issued. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

         If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Series of Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

Book-Entry Registration

         Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates in book-entry form, Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

         Cede, as nominee for DTC, will hold the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any Series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

         Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time-zone differences, credits or securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

         Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" of Certificates in book-entry form will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

         DTC has advised the Transferor that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Transferor that it will take such actions with respect to specified percentages of the Invested Amount only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

         Cedel Bank, societe anonyme ("Cedel"), is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel in any of 36 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulations by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

         The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Certificates

         Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series otherwise issued in book-entry form will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% (or such other percentage specified in the related Prospectus Supplement) of the Invested Amount advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Certificates and instructions for re-registration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement ("Holders").

         Distribution of principal and interest on the Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Interest payments and any principal payments on each Distribution Date or other payment date as specified in the related Prospectus Supplement will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cedel representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distributions.

         Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Interest Payments

         For each Series of Certificates and Class thereof, interest will accrue from the relevant Closing Date on the applicable Invested Amount, plus, if applicable, the Pre-Funding Amount (or other amount specified in the related Prospectus Supplement), at the applicable Certificate Rate, which may be a fixed, floating or other type of rate as specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders on the Distribution Dates specified in the related Prospectus Supplement. Interest payments on any Distribution Date will generally be funded from collections of Finance Charge Receivables allocated to the Investor Interest during the preceding monthly period or periods (each, a "Monthly Period") and may be funded from certain investment earnings on funds held in accounts of the Trust, from any applicable Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to the Investor Interest of such Class) may be deposited in one or more trust accounts (each, an "Interest Funding Account") pending distribution to the Certificateholders of such Series or Class, as described in the related Prospectus Supplement. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates and each Class thereof will describe the amounts and sources of interest payments to be made, the Certificate Rate, and, for a Series or Class thereof bearing interest at a floating Certificate Rate, the initial Certificate Rate, the dates and the manner for determining subsequent Certificate Rates, and the formula, index or other method by which such Certificate Rates are determined.

Principal Payments

         Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period for each Series of Certificates (which begins on the Closing Date relating to such Series and ends on the day before an Amortization Period begins), no principal payments will be made to the Certificateholders of such Series. During the Controlled Amortization Period or Accumulation Period, as applicable, which will be scheduled to begin on the date specified in the related Prospectus Supplement, and during the Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event, principal will be paid to the Certificateholders in the amounts and on Distribution Dates specified in the related Prospectus Supplement or will be accumulated in a Principal Funding Account for later distribution to Certificateholders on the Scheduled Payment Date in the amounts specified in the related Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from collections of Principal Receivables received during the related Monthly Period or Periods as specified in the related Prospectus Supplement and allocated to the Investor Interest of such Series or Class and from certain other sources specified in the related Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement will describe the manner, timing and priority of payments of principal to Certificateholders of each Class.

         Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate or investment agreement or other arrangement specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of an Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal guaranty or other similar arrangement specified in the related Prospectus Supplement.

Shared Excess Finance Charge Collections

         If so specified in the related Prospectus Supplement, the Certificateholders of a Series or any Class thereof may be entitled to receive all or a portion of Excess Finance Charge Collections with respect to another Series to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to such Series or Class.

Shared Collections of Principal Receivables

         Unless otherwise specified in the related Prospectus Supplement, to the extent that collections of Principal Receivables and certain other amounts that are allocated to the Invested Amount of any Series are not needed to make payments or deposits with respect to such Series, such collections ("Excess Principal Collections") will be applied to cover principal payments due to or for the benefit of Certificateholders of another Series. Any such reallocation will not result in a reduction in the Invested Amount of the Series to which such collections were initially allocated.

Companion Series

         If so provided in the Prospectus Supplement relating to a Series, each such Series is subject to being paired with another Series (in such case, a "Companion Series"). The Prospectus Supplement for such Series and the Prospectus Supplement for the Companion Series will each specify the relationship between the Series.

Transfer and Assignment of Receivables

         With respect to the Trust, the Transferor has transferred and assigned to the Trust all its rights, title and interest in and to Receivables in certain Accounts which were selected from its portfolio based upon criteria set forth in the Pooling and Servicing Agreement.

         In connection with the transfer of the Receivables to the Trust, the Transferor has indicated in its computer files that the Receivables have been conveyed to the Trust. In addition, the Transferor has provided to the Trustee computer files or microfiche lists containing a true and complete list showing each Account, including each Additional Account, identified by account number and by total outstanding balance, respectively. The Transferor has not delivered and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables, except in connection with additions or removals of Accounts. Except as stated above, the records and agreements relating to the Accounts and the Receivables maintained by the Transferor or the Servicer are not segregated by the Transferor or the Servicer from other documents and agreements relating to other credit card accounts and receivables and are not stamped or marked to reflect the transfer of the Receivables to the Trust, but the computer records of the Transferor are required to be marked to evidence such transfer. The Transferor has filed UCC financing statements with respect to the Receivables meeting the requirements of Delaware state law. See "Risk Factors--Certain Legal Aspects" and "Certain Legal Aspects of the Receivables."

Exchanges

         The Pooling and Servicing Agreement provides for the Trustee to issue two types of certificates: (i) one or more Series of certificates which are transferable and have the characteristics described below and
(ii) the Exchangeable Transferor Certificate, a certificate which evidences the Transferor Interest, which initially is held by the Transferor and is transferable only as provided in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement also provides that, pursuant to any one or more Supplements, the holder of the Exchangeable Transferor Certificate may tender such certificate, or the Exchangeable Transferor Certificate and the certificates evidencing any Series of certificates, to the Trustee in exchange for one or more new Series and a reissued Exchangeable Transferor Certificate. Under the Pooling and Servicing Agreement, the holder of the Exchangeable Transferor Certificate may define, with respect to any newly issued Series, certain terms including: (i) its initial investor interest (or method for calculating such amount); (ii) its certificate rate (or formula for the determination thereof); (iii) its payment dates and the date from which interest shall accrue; (iv) its series termination date; and (v) such other terms as the Transferor may deem appropriate (all such terms, the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder to issue any additional Series. However, as a condition of an Exchange, the holder of the Exchangeable Transferor Certificate will deliver to the Trustee written confirmation that the Exchange will not result in the Rating Agency reducing or withdrawing its rating of any certificates of any outstanding Series. The Transferor may offer any Series to the public under a Disclosure Document in transactions either registered under the Securities Act or exempt from registration thereunder directly, through the Underwriters or one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. Other Series have been or are being issued by the Trust. The Transferor intends to offer, from time to time, additional Series issued by the Trust.

         Under the Pooling and Servicing Agreement and pursuant to a Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the holder of the Exchangeable Transferor Certificate may perform an Exchange by notifying the Trustee at least five days in advance of the date upon which the Exchange is to occur. Under the Pooling and Servicing Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount) which amount may not be greater than the current principal amount of the Exchangeable Transferor Certificate, (ii) its certificate rate (or method of calculating such rate) and (iii) the provider of the Enhancement, if any, which is expected to provide credit support with respect to it. On the date of the Exchange, the Pooling and Servicing Agreement provides that the Trustee will authenticate any such Series only upon delivery to it of the following, among other things, (i) a Supplement specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that, unless otherwise stated in the related Supplement, the certificates of such Series will be characterized as indebtedness for Federal income tax purposes under existing law, and that the issuance of such Series will not have a material adverse effect on the Federal income tax characterization of any outstanding Series, (iii) if required by the related Supplement, the form of Enhancement, (iv) if an Enhancement is required by the Supplement, an appropriate Enhancement agreement with respect thereto, (v) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it, (vi) the existing Exchangeable Transferor Certificate and, if applicable, the certificates representing the Series to be exchanged, and (vii) an officer's certificate of the Transferor to the effect that on the date of the Exchange the Transferor, after giving effect to the Exchange, would not be required to add Receivables from Additional Accounts pursuant to the Pooling and Servicing Agreement, and the Transferor Interest would be at least equal to a Minimum Transferor Interest. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Transferor Certificate and the certificates of the exchanged Series, if applicable, and authenticate the new Series and a new Exchangeable Transferor Certificate.

Representations and Warranties

         The Transferor has made and will make certain representations and warranties to the Trust to the effect that, among other things, (a) as of the date of issuance of a Series (a "Series Closing Date"), the Transferor was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and (b) as of the cut off date for each Series, as defined herein and in the related Prospectus Supplement (the "Series Cut Off Dates"), each Account was an Eligible Account (as defined below). If (i) any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be incorrect for 60 days after notice to the Transferor by the Trustee or to the Transferor and the Trustee by the Certificateholders holding more than 50% of the Investor Interest, and (ii) as a result the interests of the Certificateholders are materially adversely affected, and continue to be materially adversely affected during such period, then the Trustee or Certificateholders holding more than 50% of the Investor Interest may give notice to the Transferor (and to the Trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby commencing the Rapid Amortization Period. See "--Pay Out Events."

         The Transferor has made and will make representations and warranties to the Trust relating to the Receivables to the effect, among other things, that (a) as of the Series Closing Date for the 1992-1 Series (the "Initial Closing Date"), each of the Receivables then existing is an Eligible Receivable (as defined below) and (b) as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable and the representation and warranty set forth in clause (b) in the immediately following paragraph is true and correct with respect to such Receivable. In the event (i) of a breach of any representation and warranty set forth in this paragraph, within 60 days, or such longer period as may be agreed to by the Trustee, of the earlier to occur of the discovery of such breach by the Transferor or Servicer or receipt by the Transferor of written notice of such breach given by the Trustee, or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of such discovery or notice and (ii) that as a result of such breach, the Receivables in the related Accounts are charged off as uncollectible, the Trust's rights in, to or under the Receivables or its proceeds are impaired or the proceeds of such Receivables are not available for any reason to the Trust free and clear of any lien, the Transferor shall accept reassignment of each Principal Receivable as to which such breach relates (an "Ineligible Receivable") on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made with respect to such Ineligible Receivable if, on any day within the applicable period (or such longer period as may be agreed to by the Trustee), the representations and warranties with respect to such Ineligible Receivable shall then be true and correct in all material respects. The Transferor shall accept reassignment of each such Ineligible Receivable by (i) directing the Servicer to deduct the amount of each such Ineligible Receivable from the aggregate amount of Principal Receivables used to calculate the Transferor Interest and (ii) depositing into the Collection Account an amount equal to the finance charge at the annual percentage rate applicable to such Ineligible Receivable from the last date billed through the end of the Monthly Period in which such reassignment obligation arises. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be a negative number, on the date of reassignment of such Ineligible Receivable the Transferor shall make a deposit in the Principal Account in immediately available funds in an amount equal to the amount by which the Transferor Interest would be reduced below zero. Any such deduction or deposit shall be considered a repayment in full of the Ineligible Receivable. The obligation of the Transferor to accept reassignment of any Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable available to the Certificateholders or the Trustee on behalf of Certificateholders.

         The Transferor has made representations and warranties to the Trust to the effect, among other things, that as of the Initial Closing Date (a) the Pooling and Servicing Agreement constituted a legal, valid and binding obligation of the Transferor and (b) the transfer of Receivables by it to the Trust under the Pooling and Servicing Agreement constituted either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables (other than Receivables in Additional Accounts), whether then existing or thereafter created and the proceeds thereof (including amounts in any of the accounts established for the benefit of certificateholders) or the grant of a first priority perfected security interest in such Receivables (except for certain tax liens) and the proceeds thereof (including amounts in any of the accounts established for the benefit of certificateholders), which is effective as to each such Receivable upon the creation thereof. In the event of a breach of any of the representations and warranties described in this paragraph, either the Trustee or the holders of certificates evidencing undivided interests in the Trust aggregating more than 50% of the investor interest of all Series outstanding, by written notice to the Transferor (and to the Trustee and the Servicer if given by the certificateholders of all Series outstanding), may direct the Transferor to accept reassignment of the Trust Portfolio within 60 days of such notice, or within such longer period specified in such notice. The Transferor will be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The deposit amount for such reassignment, unless otherwise specified in the related Prospectus Supplement, will be equal to the invested amount for all Series of certificates required to be repurchased on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made less the amount, if any, previously allocated for payment of principal to such certificateholders on such Distribution Date, plus an amount equal to all interest accrued but unpaid on such certificates at the applicable certificate rate through such last day of such Monthly Period, less the amount transferred to the Distribution Account from the Finance Charge Account in respect of interest on such certificates. The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the Distribution Account will be considered a payment in full of the invested amount for all Series of certificates required to be repurchased and will be distributed upon presentation and surrender of the certificates for each such Series. If the Trustee or certificateholders give a notice as provided above, the obligation of the Transferor to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the Trustee or such certificateholders.

         An "Eligible Account" is defined to mean, as of the Original Cut Off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion or their date of inclusion in the Trust), each Account owned by the Transferor (a) which was in existence and maintained with the Transferor, (b) which is payable in United States dollars, (c) the cardholder of which has provided, as his most recent billing address, an address located in the United States or its territories or possessions, (d) which has not been identified by the Transferor in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding, (e) which has not been identified as an Account with respect to which the related card has been lost or stolen, (f) which is not sold or pledged to any other party at the time of its inclusion in the Trust, (g) which does not have receivables which are sold or pledged to any other party at the time of their inclusion in the Trust, and (h) which is a VISA or MasterCard revolving credit card account.

         An "Eligible Receivable" is defined to mean each Receivable (a) which has arisen under an Eligible Account, (b) which was created in compliance, in all material respects, with all requirements of law applicable to the Transferor, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to the Transferor, (c) with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Transferor in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Transferor or the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, (d) as to which, at the time of its inclusion in the Trust, the Transferor or the Trust had good and marketable title, free and clear of all liens and security interests arising under or through the Transferor (other than certain tax liens for taxes not then due or which the Transferor is contesting), (e) which is the legal, valid and binding payment obligation of the cardholder thereof, legally enforceable against such cardholder in accordance with its terms (with certain bankruptcy-related exceptions), and (f) which constitutes an "account" under Article 9 of the UCC as then in effect in the State of Delaware.

         It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each year an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables.

Addition of Accounts

         As described above in "The Receivables," the Transferor has the right and, in some circumstances, is obligated to designate from time to time Additional Accounts to be included as Accounts. The Transferor will be required to designate Additional Accounts, (i) if the average of the Transferor Interest for any 30-day period is less than the Minimum Transferor Interest, or (ii) if, on the last day of any Monthly Period, the aggregate amount of Principal Receivables is less than the Minimum Aggregate Principal Receivables. Receivables from such Additional Accounts shall be transferred to the Trust on or before the tenth business day following such 30-day period or the last day of any Monthly Period, as the case may be. The Transferor will convey to the Trust its interest in all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created, subject to the following conditions, among others: (i) each such Additional Account must be an Eligible Account and
(ii) no selection procedure believed by the Transferor to be materially adverse to the interests of the holders of any Series of certificates was used in selecting the Additional Accounts.

         Each Additional Account must be an Eligible Account at the time of its designation. However, Additional Accounts may not be of the same credit quality as the initial Accounts; Additional Accounts may have been originated by the Transferor using credit criteria different from those which were applied by the Transferor to the initial Accounts or may have been acquired by the Transferor from a third-party financial institution who had different credit criteria.

Removal of Accounts

         Subject to the conditions set forth in the next succeeding sentence, the Transferor may, but shall not be obligated to, designate from time to time all Receivables from certain Accounts for deletion and removal from the Trust (such Accounts, the "Removed Accounts"); provided, however, that the Transferor shall not make more than one such designation in any Monthly Period. The Transferor will be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, cause a Pay Out Event to occur, cause the Transferor Interest as a percentage of the aggregate amount of Principal Receivables to be less than 7% on such date of removal, or result in the failure to make any payment specified in the related Supplement with respect to any Series; (ii) the Transferor shall have delivered to the Trustee for execution a written assignment and, within five business days thereafter, a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts; (iii) not more than 15% of the Trust Portfolio is more than 34 days delinquent; (iv) the Transferor shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the Certificateholders were utilized in selecting the Removed Accounts to be removed from the Trust; (v) the Rating Agency shall have received notice of such proposed removal of Accounts and the Transferor shall not have received notice from the Rating Agency that such proposed removal will result in a downgrade of its then-current rating for any Series of Certificates; (vi) the Principal Receivables of the Removed Accounts shall not equal or exceed 5% of the aggregate amount of the Principal Receivables in the Trust at such time; provided, that if any Series has been paid in full, the Principal Receivables in such Removed Accounts may equal the initial invested amount of such Series; and (vii) the Transferor shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (vi) above.

Collection and Other Servicing Procedures

         Pursuant to the Pooling and Servicing Agreement, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. The Servicer is required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

Trust Accounts

         The Trustee has established and maintains in the name of the Trust two separate accounts in a segregated trust account (which need not be a deposit account), a "Finance Charge Account" and a "Principal Account" for the benefit of the certificateholders of each Series. The Trustee has also established a "Distribution Account" (a non-interest bearing segregated demand deposit account established with a "Qualified Institution" other than the Transferor). The Servicer has established and maintains, in the name of the Trust, for the benefit of certificateholders of all Series, a "Collection Account," which is a non-interest bearing segregated account established and maintained with the Servicer or with a Qualified Institution, defined as a depository institution, which may include the Trustee, organized under the laws of the United States or any one of the states thereof, which at all times has a certificate of deposit rating of P-1 by Moody's Investors Service, Inc. ("Moody's") and of A-1+ by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") or long-term unsecured debt obligation (other than such obligation the rating of which is based on collateral or on the credit of a person other than such institution or trust company) rating of Aa3 by Moody's and AA-by Standard & Poor's and deposit insurance provided by either the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF"), each administered by the FDIC, or a depository institution, which may include the Trustee, which is acceptable to the Rating Agency. Funds in the Principal Account and the Finance Charge Account will be invested, at the direction of the Servicer, in (i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which have the highest rating from Moody's and Standard & Poor's, (iii) commercial paper having, at the time of the Trust's investment, a rating in the highest rating category from Moody's and Standard & Poor's, (iv) bankers acceptances issued by any depository institution or trust company described in clause (ii) above, (v) money market funds which have the highest rating from, or have otherwise been approved in writing by, Moody's and Standard & Poor's, (vi) certain open end diversified investment companies, and (vii) any other investment if the Rating Agency confirms in writing that such investment will not adversely affect its then current rating of the Certificates (such investments, "Permitted Investments"). Any earnings (net of losses and investment expenses) on funds in the Finance Charge Account or the Principal Account will be paid to the Transferor. The Servicer has the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Finance Charge Account and the Principal Account for the purpose of carrying out the Servicer's duties under the Pooling and Servicing Agreement. The Paying Agent has the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the Certificateholders.

Discount Receivables

         The Pooling and Servicing Agreement provides that 1.3% (the "Yield Factor") of the amount of Receivables consisting of amounts charged by cardholders for goods and services and cash advances be treated as Finance Charge Receivables (the "Discount Receivables"). On the date of processing of any collections, the product of the Yield Factor and collections of Receivables consisting of amounts charged by cardholders for goods and services and cash advances on such day which otherwise would be Principal Receivables will be deemed "Discount Receivable Collections." An amount equal to the product of (i) the investor percentage with respect to Finance Charge Receivables for each Series of certificates issued and outstanding and (ii) the amount of such Discount Receivables Collections will be deposited by the Transferor into the Collection Account and an amount equal to the product of (iii) the Transferor Percentage and (iv) the amount of the Discount Receivable Collections will be paid to the holder of the Exchangeable Transferor Certificate. The former amount deposited into the Collection Account will be applied as provided below regarding payments with respect to Finance Charge Receivables. The Transferor may at any time increase the Yield Factor to a fixed percentage up to 4%; provided that the Transferor must provide 30 days' prior written notice to the Servicer, the Trustee, any provider of Enhancement and the Rating Agency of any such designation, and such designation will become effective on the date specified therein only if (i) in the reasonable belief of the Transferor such designation would not cause a Pay Out Event to occur or an event, which with notice or the lapse of time or both would constitute a Pay Out Event and (ii) the Rating Agency confirms in writing its then current rating on any outstanding Series.

Application of Collections

         Allocations. Except as otherwise provided below or in a Series Supplement, the Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables provided, however, that the Servicer need not deposit amounts to be paid to the holder of the Exchangeable Transferor Certificate and certain amounts allocated to Certificateholders of a Series, as specified in the related Series Supplement, into the Collection Account, and provided, further that for as long as the Bank remains the Servicer under the Pooling and Servicing Agreement, and (a)(i) the Servicer provides to the Trustee a letter of credit covering collection risk of the Servicer acceptable to the Rating Agency and (ii) the Transferor shall not have received a notice from the Rating Agency that such letter of credit would result in the lowering of such Rating Agency's then-existing rating of any Series of certificates then outstanding, or (b) the Servicer has and maintains a certificate of deposit rating of P-1 by Moody's and of A-1 by Standard & Poor's and deposit insurance provided by either BIF or SAIF, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "Transfer Date") in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

         Any amounts collected in respect of Principal Receivables not paid to the Transferor because the Transferor Interest has been reduced to zero ("Unallocated Principal Collections"), together with any adjustment payments, as described below, will be paid to and held in the Principal Account and paid to the Transferor if and to the extent that the Transferor Interest is greater than zero. If an Amortization Period has commenced, Unallocated Principal Collections will be held for distribution to the Certificateholders on the related Distribution Date.

Funding Period

         For any Series of Certificates, the related Prospectus Supplement may specify that for a period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization Period or Accumulation Period with respect to such Series (the "Funding Period"), the aggregate amount of Principal Receivables in the Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series and that the amount of such deficiency (the "Pre-Funding Amount") will be held in a trust account established with the Trustee for the benefit of the Certificateholders of such Series (the "Pre-Funding Account") pending the transfer of additional Receivables to the Trust or pending the reduction of the Invested Amounts of other Series. The related Prospectus Supplement will specify the Initial Invested Amount with respect to such Series, the aggregate principal amount of such Series (the "Full Invested Amount") and the date by which the Invested Amount is expected to equal the Full Invested Amount. The Invested Amount will increase as Receivables are delivered to the Trust or as the Invested Amounts of other Series are reduced. The Invested Amount may also decrease due to Investor Charge-Offs as provided in the related Prospectus Supplement.

         During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Transferor to the extent of any increases in the Invested Amount. In the event that the Invested Amount does not for any reason equal the Full Invested Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement.

         If so specified in the related Prospectus Supplement, monies in the Pre-Funding Account will be invested by the Trustee in Permitted Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

Defaulted Receivables; Rebates and Fraudulent Charges

         On the first business day on or before the eighth calendar day prior to each Distribution Date (the "Determination Date"), the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. Receivables in any Account will be charged off as uncollectible in accordance with the Servicer's customary and usual policies and procedures for servicing its own comparable credit card accounts (such an Account, a "Defaulted Account"). The term "Default Amount" means, for any Monthly Period, an amount (which shall not be less than zero) equal to (a) the aggregate amount of Principal Receivables (other than Ineligible Receivables) in Defaulted Accounts on the day such Account became a Defaulted Account for each day in such Monthly Period minus (b) the aggregate amount of Recoveries received in such Monthly Period. A portion of the Default Amount (the "Investor Default Amount") will be allocated to the Certificateholders for each Distribution Date in an amount equal to the product of the Investor Percentage for the relevant Series applicable during the related Monthly Period and the Default Amount for such related Monthly Period. In the case of a Series of Certificates having more than one Class, the Investor Default Amount will be allocated among the Classes in the manner described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, an amount equal to the Investor Default Amount for any Monthly Period may be paid from other amounts, including from Enhancement, and applied to pay principal to Certificateholders or the holder of the Exchangeable Transferor Certificate, as appropriate. In the case of a Series of Certificates having one or more Classes of Subordinated Certificates, the related Prospectus Supplement may provide that all or a portion of amounts otherwise allocable to such Subordinated Certificates may be paid to the Senior Certificateholders to make up any Investor Default Amount allocable to such Senior Certificateholders.

         If the Servicer adjusts the amount of any Principal Receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because such Principal Receivable was created in respect of merchandise which was refused or returned by a cardholder, then the amount of the Transferor Interest in the Trust will be reduced, on a net basis, by the amount of the adjustment. In addition, the Transferor Interest in the Trust will be reduced, on a net basis, as a result of transactions in respect of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge.

Investor Charge-Offs

         With respect to each Series of Certificates, if the amount payable on a Distribution Date or other specified date in respect of interest on the Certificates, the Investor Servicing Fee (unless otherwise specified in the related Prospectus Supplement), the Investor Default Amount and other required fees exceeds the amount on deposit in the Collection Account available therefor, available Enhancement amounts, if any, and amounts available from other specified sources, then the Invested Amount with respect to such Series will be reduced by the amount of such excess, but not more than the Investor Default Amount (an "Investor Charge-Off"). Investor Charge-Offs will be reimbursed on any Distribution Date to the extent amounts on deposit in the Collection Account and otherwise available therefor exceed such interest, fees and any aggregate Investor Default Amount payable on such date. Such reimbursement of Investor Charge-Offs will result in an increase in the Invested Amount with respect to such Series. In the case of a Series of Certificates having more than one Class, the related Prospectus Supplement will describe the manner and priority of allocating Investor Charge-Offs and reimbursements thereof among the Invested Amounts of the Classes.


Final Payment of Principal; Termination

         With respect to each Series, the Certificates will be subject to optional repurchase by the Transferor on any Distribution Date after the Invested Amount is reduced to an amount less than or equal to 5% (or such other amount specified in the related Prospectus Supplement) of the initial outstanding principal amount of the Certificates, if certain conditions set forth in the related Pooling and Servicing Agreement are met. Unless otherwise specified in the related Prospectus Supplement, the repurchase price will be equal to the Invested Amount plus accrued and unpaid interest on the Certificates.

         The Certificates of each Series will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Transferor or otherwise. Each Prospectus Supplement will specify the final date on which principal and interest with respect to the related Series of Certificates will be scheduled to be distributed (the "Stated Series Termination Date"); provided, however, that the Certificates may be subject to prior termination as provided above. If the Invested Amount is greater than zero on the Stated Series Termination Date, the Trustee will sell or cause to be sold certain Receivables allocable to such Series in the manner provided in the Pooling and Servicing Agreement and Supplement and pay the net proceeds of such sale and any collections on the Receivables, up to an amount equal to the Invested Amount plus accrued interest due on the Certificates and any other amounts specified in the related Supplement, to the Certificateholders of such Series on such Stated Series Termination Date as final payment of the Certificates.

         Unless the Servicer and the holder of the Exchangeable Transferor Certificate instruct the Trustee otherwise, the Trust will terminate on the earlier of (a) the day after the Distribution Date with respect to any Series following the date on which funds shall have been deposited in the Distribution Account for the payment to certificateholders of each Series outstanding sufficient to pay in full the aggregate investor interest of all Series outstanding plus interest thereon at the applicable certificate rates through the end of the related Monthly Period, or (b) August 1, 2032. Upon the termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee shall convey to the holder of the Exchangeable Transferor Certificate all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Distribution Account and other similar bank accounts of the Trust with respect to other Series).

Pay Out Events

         Unless otherwise specified in the related Prospectus Supplement, as described above, the Revolving Period will continue through the date specified in the related Prospectus Supplement unless a Pay Out Event occurs prior to such date. A "Pay Out Event" occurs with respect to all Series issued by the Trust upon the occurrence of either of the following events:

         (a) certain events of insolvency or receivership relating to the Transferor; or

         (b) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         In addition, a Pay Out Event may occur with respect to any specific Series upon the occurrence of any other event specified in the related Prospectus Supplement. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the scheduled commencement of an Amortization Period or prior to a Scheduled Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

         If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a receiver or conservator for the Transferor, the receiver or conservator for the Transferor may have the power to delay or prevent commencement of the Rapid Amortization Period.

         In addition to the consequences of a Pay Out Event discussed above, if pursuant to certain provisions of federal law, the Transferor voluntarily enters liquidation or a receiver is appointed for the Transferor, on the day of such event the Transferor will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. Unless otherwise instructed within a specified period by certificateholders representing undivided interests aggregating more than 50% of the invested amount of each Series (or, if any Series has more than one class, of each class of such Series and with respect to any Series any additional person specified in such Prospectus Supplement), the Trustee will sell, dispose of, or otherwise liquidate the portion of the Receivables allocated to the Certificates and the Receivables allocable to other Series with respect to which all outstanding classes did not vote to continue the Trust in accordance with the Pooling and Servicing Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections of the Receivables and applied with respect to such Series as provided above in "--Application of Collections."

         If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates.

Certain Matters Regarding the Transferor and the Servicer

         The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement. The Bank, as initial Servicer, intends to delegate some of its servicing duties to FDR; however, such delegation will not relieve it of its obligation to perform such duties in accordance with the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee; provided, however, that the Servicer shall not indemnify (a) the Trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the Trustee in the performance of its duties under the Pooling and Servicing Agreement, (b) the Trust, the Certificateholders or the Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificateholders, (c) the Trust, the Certificateholders or the Certificate Owners for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including, without limitation, losses incurred as a result of defaulted Receivables or Receivables which are written off as uncollectible, or (d) the Trust, the Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificateholders or the Certificate Owners in connection with the Pooling and Servicing Agreement to any taxing authority.

         In addition, the Pooling and Servicing Agreement provides that, subject to certain exceptions, the Transferor will indemnify the Trust and the Trustee from and against any reasonable loss, liability, expense, damage or injury arising out of or based upon the arrangement created by the Pooling and Servicing Agreement as though the Pooling and Servicing Agreement created a partnership under the New York Uniform Partnership Act in which the Transferor is a general partner.

         The Pooling and Servicing Agreement provides that neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the Trust, the Certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Pooling and Servicing Agreement. Neither the Transferor, the Servicer, nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Transferor, the Servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement and which in its opinion may expose it to any expense or liability.

         The Pooling and Servicing Agreement provides that, in addition to Exchanges, the Transferor may transfer its interest in a portion of the Exchangeable Transferor Certificate, provided that prior to any such transfer (a) the Trustee receives written notification from each Rating Agency that such transfer will not result in a lowering of its then-existing rating of the certificates rated by it and (b) the Trustee receives a written opinion of counsel confirming that such transfer would not adversely affect the treatment of the certificates for each outstanding Series as debt for federal income tax purposes.

         Any person into which, in accordance with the Pooling and Servicing Agreement, the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Transferor or the Servicer is a party, or any person succeeding to the business of the Transferor or the Servicer, upon execution of a supplement to the Pooling and Servicing Agreement and delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the Pooling and Servicing Agreement, will be the successor to the Transferor or the Servicer, as the case may be, under the Pooling and Servicing Agreement.

Servicer Default

         In the event of any Servicer Default (as defined below), either the Trustee or certificateholders representing undivided interests aggregating more than 50% of the aggregate investor interests for all outstanding Series, by written notice to the Servicer (and to the Trustee if given by the certificateholders), may terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor under the Pooling and Servicing Agreement and in the Transferor Interest will not be affected by such termination. The Trustee shall as promptly as possible appoint a successor Servicer. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Pooling and Servicing Agreement shall pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as Successor Servicer, then the Trustee shall give the Transferor the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee.

         A "Servicer Default" refers to any of the following events:

         (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make certain payments, transfers or deposits, on the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Supplement (or within the applicable grace period, which shall not exceed five business days);

         (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the certificateholders of any Series then outstanding and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on the certificateholders of any Series, including the Certificates (which determination shall be made without regard to whether funds are available from any Enhancement), then outstanding for such period; or the delegation by the Servicer of its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

         (c) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement, or in any certificate delivered pursuant to the Pooling and Servicing Agreement, proves to have been incorrect when made which has a material adverse effect on the certificateholders of any Series, including the Certificates (which determination shall be made without regard to whether funds are available from any Enhancement), then outstanding, and which continues to be incorrect in any material respect for a period of 60 days after written notice and continues to have a material adverse effect on such certificateholders for such period; or

         (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer.

         Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of 10 business days, or referred to under clause (b) or (c) for a period of 60 business days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement, and the Servicer shall provide the Trustee, any provider of Enhancement, the Transferor and the holders of certificates of all Series outstanding prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

         In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the certificateholders from effecting a Service Transfer.

Reports to Certificateholders

         On each Distribution Date, the Trustee or any paying agent appointed by the Trustee will forward to each Certificateholder of record a statement prepared by the Servicer setting forth certain information with respect to the Trust and the Certificates of each Series, including: (a) the total amount distributed, (b) the amount of the distribution allocable to principal on the Certificates, (c) the amount of such distribution allocable to interest on the Certificates, (d) the amount of collections of Principal Receivables processed during the related Monthly Period and allocated in respect of the Certificates, (e) the amount of collections of Finance Charge Receivables processed during the related Monthly Period and allocated in respect of the Certificates, (f) the Investor Percentage for the related Monthly Period, (g) the aggregate outstanding balance of Accounts which are 35 or more days contractually delinquent, by class of delinquency, as of the end of the last day of the related Monthly Period,
(h) the applicable Investor Default Amount for the related Monthly Period,
(i) the applicable Investor Charge-Offs for the related Monthly Period and the amount of Investor Charge-Offs reimbursed on the Transfer Date immediately preceding the Distribution Date, (j) the amount of the Investor Servicing Fee for the related Monthly Period, (k) the Invested Amount at the close of business on the last day of the related Monthly Period, (l) the Pool Factor as of the end of the last day of the related Monthly Period, and (m) the amount available, if any, pursuant to the applicable Enhancement.

         On or before January 31 of each calendar year, the Trustee or any paying agent appointed by the Trustee will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Certificateholders to prepare their United States tax returns.

Reports; Notices

         The Trustee will publish or will cause to be published following each Distribution Date in a daily newspaper in Luxembourg (expected to be the Luxemburger Wort) a notice to the effect that the information set forth in the foregoing paragraph will be available for review at the main office of the listing agent of the Trust in Luxembourg, Luxembourg.

         Notices to Certificateholders will be given by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort. In the event that Definitive Certificates are issued, notices to Certificatehold-ers will also be given by mail to the addresses of such holders as they appear in the Certificate Register.


Evidence as to Compliance

         The Pooling and Servicing Agreement provides that the Servicer will cause a firm of independent public accountants to furnish to the Trustee on an annual basis a report to the effect that such firm has reviewed the Servicer's computer reports regarding the Receivables, including information regarding delinquencies, charge-offs and yield and that such reports are in agreement with monthly statements prepared by the Servicer and distributed to the Trustee and the Certificateholders, except as set forth in such report.

         The Pooling and Servicing Agreement provides that the Servicer will cause a firm of independent public accountants to furnish to the Trustee on an annual basis a report to the effect that such firm has made a study and evaluation in accordance with generally accepted auditing standards of the Servicer's internal accounting controls relative to the servicing of the Accounts and that, on the basis of such examination, such firm is of the opinion (assuming the accuracy of reports by the Servicer's third party agents) that the system of internal controls in effect for the reporting period relating to servicing procedures performed by the Servicer, taken as a whole, provided reasonable assurance that the internal control system was sufficient for the prevention and detection of errors and irregularities and that such servicing was conducted in compliance with such provisions of the Pooling and Servicing Agreement with which such accountants can reasonably be expected to possess adequate knowledge of the subject matter, which are susceptible of positive assurance by such accountants and for which their professional competence is relevant, except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

         The Pooling and Servicing Agreement also provides for delivery to the Trustee, on or before a certain date each year, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding twelve months or, if there has been a default in the fulfillment of any such obligations, describing each such default.

Amendments

         The Pooling and Servicing Agreement and any Supplement may be amended by the Transferor, the Servicer and the Trustee, without the consent of certificateholders of any Series then outstanding for any purpose, provided that (i) the Transferor shall deliver an opinion of counsel acceptable to the Trustee to the effect that such amendment will not adversely affect in any material respect the interest of such certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series. Such an amendment may be entered into in order to comply with or obtain the benefits of certain future tax legislation (such as legislation creating FASITs) as described below under "Certain U.S. Federal Income Tax Consequences--Recent Legislation."

         The Pooling and Servicing Agreement and the Supplement may be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of certificates evidencing undivided interests aggregating not less than 662/3% of the investor interests of all Series adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or the Supplement or of modifying in any manner the rights of certificateholders of any then outstanding Series. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any such Series, (b) change the definition of or the manner of calculating the interest of any certificateholder of such Series, or (c) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Pooling and Servicing Agreement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder. Any Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not be considered an amendment requiring certificateholder consent under the provisions of the Pooling and Servicing Agreement and any Supplement.

List of Certificateholders

         Upon written request of Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% of the Invested Amount of a Series, the Trustee after having been adequately indemnified by such Certificateholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement. See "--Book-Entry Registration" and "--Definitive Certificates" above.

The Trustee

         The Bank of New York (Delaware) is currently the Trustee under the Pooling and Servicing Agreement. The Transferor, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer and any of their respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Transferor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Transferor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.


                                ENHANCEMENT

General

         For any Series, Enhancement may be provided with respect to one or more Classes thereof. Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, the establishment of a cash collateral guaranty or account, a letter of credit, a surety bond, insurance, spread account, reserve account, the use of cross-support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

         Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Enhancement or which are not covered by the Enhancement, Certificateholders will bear their allocable share of deficiencies.

         If Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) any material provision of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement may set forth certain information with respect to the issuer of any third party Enhancement (the "Enhancement Provider"), including (i) a brief description of its principal business activities,
(ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, and other appropriate financial information as of the date specified in the Prospectus Supplement.

Subordination

         If so specified in the related Prospectus Supplement, one or more Classes of any Series will be subordinated as described in the related Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Certificates or specified Certificates of another Series. The rights of the holders of any such Subordinated Certificates to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinate in right and priority to the rights of the holders of Senior Certificates, but only to the extent set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Enhancement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates of a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such Subordinated Certificates will be distributed to holders of Senior Certificates. If collections of Receivables otherwise distributable to holders of a Subordinated Class of a Series will be used as support for a Class of another Series, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

Cash Collateral Guaranty or Account

         If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain permitted investments in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

Collateral Invested Amount

         If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided initially by an undivided interest in the Trust (the "Collateral Invested Amount") in an amount initially equal to a percentage of the senior Certificates of such Series as specified in the Prospectus Supplement. Such Series will also have the benefit of a Cash Collateral Guaranty or Cash Collateral Account with an initial amount on deposit therein of zero or such amount as specified in the Prospectus Supplement which will be increased (i) to the extent the Transferor elects, subject to certain conditions specified in the related Prospectus Supplement, to apply collections of Principal Receivables allocable to the Collateral Invested Amount to decrease the Collateral Invested Amount, (ii) to the extent collections of Principal Receivables allocable to the Collateral Invested Amount are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement and (iii) to the extent excess collections of Finance Charge Receivables are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement. The total amount of the Enhancement available pursuant to the Collateral Invested Amount and the Cash Collateral Guaranty or Cash Collateral Account will be the lesser of the sum of the Collateral Invested Amount and the amount on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments which otherwise would be made to holders of the Collateral Invested Amount will be distributed to holders of senior Certificates and the circumstances under which payment will be made to the beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

         If so specified in the related Prospectus Supplement, the Collateral Invested Amount may be issued in certificated form and may have voting and certain other rights of a subordinated Class of certificates. Any Collateral Invested Amount issued in certificated form may be offered hereby or under a separate Disclosure Document in transactions either registered under the Securities Act or exempt from registration thereunder.

Letter of Credit

         If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other Enhancement. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement.

         The maximum liability of an L/C Bank under its letter of credit will generally be an amount equal to a percentage specified in the related Prospectus Supplement of the Initial Invested Amount of a Series or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

Surety Bond or Insurance Policy

         If so specified in the related Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

         If so specified in the related Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of any Series or Class of such Series to assure distributions or interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

Spread Account

         If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assure the subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

Reserve Account

         If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest otherwise payable to one or more Classes of Certificates, including the Subordinated Certificates, or both, or the provision of a letter of credit, guarantee insurance policy or other form of credit or any combination thereof. The Reserve Account will be established to assure the subsequent distribution of principal or interest on the Certificates of such Series or Class thereof in the manner provided in the related Prospectus Supplement.


                  CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Transfer of Receivables

         The Transferor has represented and warranted in the Pooling and Servicing Agreement that the transfer of Receivables by it to the Trust constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables, except for the interest of the Transferor as holder of the Exchangeable Transferor Certificate, or the grant to the Trust of a security interest in the Receivables. The Transferor has also represented and warranted in the Pooling and Servicing Agreement that, in the event the transfer of Receivables by the Transferor to the Trust is deemed to create a security interest under the Uniform Commercial Code, as in effect in the State of Delaware (the "UCC"), there will exist a valid, subsisting and enforceable first priority perfected security interest in such Receivables created thereafter in favor of the Trust on and after their creation, except for certain tax and other governmental liens. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Certificates--Representations and Warranties."

         The Transferor has represented that the Receivables are "accounts" for purposes of the UCC. Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under
Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the security interest of the Trust. Financing statements covering the Receivables have been filed with the appropriate governmental authority to protect the interests of the Trust in the Receivables.

         There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the Closing Date could have an interest in such Receivables with priority over the Trust's interest. Under the Pooling and Servicing Agreement, however, the Transferor has represented and warranted that it transferred the Receivables to the Trust free and clear of the lien of any third party. In addition, the Transferor has covenanted that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust. A tax or other government lien or other nonconsensual lien on property of the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. In addition, if the FDIC were appointed as receiver of the Transferor, certain administrative expenses of the receiver may also have priority over the interest of the Trust in such Receivable.

Certain Matters Relating to Receivership

         The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, sets forth certain powers that the FDIC could exercise if it were appointed as conservator or receiver of the Transferor or the Servicer. Among other things, the FDIA grants such a conservator or receiver the power to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, the Transferor or the Servicer.

         To the extent that (i) the Transferor granted a security interest in the Receivables to the Trust, (ii) the interest was validly perfected before the Transferor's insolvency, (iii) the interest was not taken or granted in contemplation of the Transferor's insolvency or with the intent to hinder, delay or defraud the Transferor or its creditors, (iv) the Pooling and Servicing Agreement is continuously a record of the Bank, and
(v) the Pooling and Servicing Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business and that the Trustee is the secured party and is not an insider or affiliate of the Transferor, such valid perfected security interest of the Trustee should be enforceable (to the extent of the Trust's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, the Transferor and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by the FDIC as conservator or receiver of the Transferor. If, however, the FDIC were to assert that the security interest was unperfected or unenforceable or were to require the Trustee to establish its right to those payments by submitting to and completing the statutory administrative claims procedure, or the FDIC were to request a stay of proceedings with respect to the Transferor, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In the event of a repudiation of obligations by the FDIC as conservator or receiver, a claim for the repudiated obligation is limited to "actual direct compensatory damages" determined as of the date of the appointment of the FDIC as conservator or receiver. The FDIA does not define the term "actual direct compensatory damages." On April 10, 1990, the RTC, formerly a sister agency of the FDIC, adopted a statement of policy (the "RTC Policy Statement") with respect to the payment of interest on collateralized borrowings. The RTC Policy Statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or the trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract, to the extent secured by the collateral. The FDIC has not adopted a formal policy statement on payment of "actual direct compensatory damages" with respect to collateralized borrowings of banks that are repudiated. The Transferor believes that the general practice of the FDIC in such circumstances is to permit the collateral to be applied to pay the outstanding principal owed plus interest accrued at the contract rate up to the date of payment, together with the costs of liquidation of the collateral if provided for in the contract. In one case, however, involving the repudiation by the RTC of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court's view were applied to determine the Trust's "actual direct compensatory damages" in the event the FDIC repudiated the Transferor's obligations under the Pooling and Servicing Agreement, the amount paid to Certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Certificates and the interest accrued thereon to the date of payment.

         The Pooling and Servicing Agreement provides that, upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to the Transferor, the Transferor will promptly give notice thereof to the Trustee and a Pay Out Event will occur with respect to all Series then outstanding. Pursuant to the Pooling and Servicing Agreement, newly created Principal Receivables would not be transferred to the Trust on and after any such appointment or voluntary liquidation, and the Trustee would proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless otherwise instructed within a specified period by holders of certificates representing undivided interests aggregating more than 50% of the investor interest of each outstanding Series (or with respect to each Series with two or more Classes, 50% of each Class), or unless otherwise required by the FDIC as receiver or conservator of the Transferor. Under the Pooling and Servicing Agreement, the proceeds from the sale of the Receivables allocable to the Certificates would be treated as collections of the Receivables and would be distributed to the Certificateholders. This procedure could be delayed, as described above. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the FDIC as conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. See "Description of the Certificates--Pay Out Events."

         If, upon the insolvency of the Servicer, the Servicer were to be placed into conservatorship or receivership, the FDIC as conservator or receiver would have the power to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, the Servicer. In the event of a Servicer Default, if the FDIC were appointed as conservator or receiver for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the FDIC may have the power to prevent a transfer of servicing to a successor Servicer.

         In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.
1993), cert. denied, 114 S. Ct. 554 (1993) ("Octagon"), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If the Transferor were to be placed into receivership and a court were to follow the Octagon court's reasoning, Certificateholders might experience delays in payment or possibly losses in their investment in the Certificates. Counsel has advised the Transferor that the facts of the Octagon case are distinguishable from those in the sale transactions between the Transferor and the Trust and that the reasoning of the Octagon case appears to be inconsistent with established precedent and the UCC. In addition, because the Transferor, the Trust and the transactions governed by the Pooling and Servicing Agreement do not have any particular link to the 10th Circuit, it is unlikely that the Transferor would be subject to a receivership proceeding in the 10th Circuit. Accordingly, the Octagon case should not be binding precedent on a court in a receivership proceeding.

Consumer Protection Laws

         The relationship of the cardholder and credit card issuer is extensively regulated by Federal and state consumer protection laws. With respect to credit cards issued by the Bank, the most significant of these laws include the Federal Truth-in-Lending Act, Equal Credit Opportunity Act, Fair Debt Collection Practices Act, Fair Credit Reporting Act and Electronic Funds Transfer Act, as well as the Delaware Banking Code and comparable statutes in the states in which cardholders reside. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, upon account renewal for accounts on which annual fees are assessed, and at year end and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Federal legislation requires credit card issuers to disclose to consumers the interest rates, annual cardholder fees, grace periods, and balance calculation methods associated with their credit card accounts. Cardholders are entitled under current law to have payments and credits applied to the credit card account promptly, to receive prescribed notices and to have billing errors resolved promptly.

         The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee of the Transferor with respect to obligations arising before transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. The Transferor covenants in the Pooling and Servicing Agreement to accept the transfer of all Receivables in an Account if any Receivable in such Account has not been created in compliance with the requirements of such laws. The Bank has also agreed in the Pooling and Servicing Agreement to indemnify the Trust for, among other things, any liability arising from such violations. See "Description of the Certificates--Representations and Warranties."

         Various proposed laws and amendments to existing laws have from time to time been introduced in Congress and certain state and local legislatures that, if enacted, would further regulate the credit card industry, certain of which would, among other things, impose a ceiling on the rate at which a financial institution may assess finance charges and fees on credit card accounts that would be substantially below the rates of the finance charges and fees the Bank currently assesses on its accounts. Although such proposed legislation has not been enacted, there can be no assurance that such a bill will not become law in the future. The potential effect of any legislation which limits the amount of finance charges and fees that may be charged on credit cards could be to reduce the portfolio yield on the Accounts. If such portfolio yield is reduced, a Pay Out Event may occur, and the Rapid Amortization Period would commence.

         Application of Federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders if such laws result in any Receivables being written off as uncollectible when the applicable Enhancement is equal to zero. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges."

Other Litigation

         The Bank was named a defendant in a class action lawsuit filed on May 26, 1995 in the District Court of Willacy County, Texas by a former cardmember of the Bank. In this action, the plaintiff contends that he and all others similarly situated are entitled to statutory penalties for alleged violations by the Bank of the Texas Debt Collection Act and the Texas Deceptive Trade Practices Act. Similar class action lawsuits have been filed in Texas against other banks and entities. The Bank believes that the plaintiff's claim under these statutes is not valid. The Bank removed the case to the United States District Court for the Southern District of Texas, Brownsville Division. On April 8, 1996, the United States District Court for the Southern District of Texas, Brownsville Division granted the Bank's motion for summary judgment and dismissed the plaintiff's claim. The plaintiff has appealed the judgment and the Bank intends to vigorously defend against all claims arising under such appeal. While it is impossible to predict the outcome of such lawsuit, the Bank believes that any liability arising from such lawsuit will not have a material adverse effect on the Transferor's business or on the Receivables in the Trust.

         The Bank was named a defendant in a class action lawsuit filed on December 19, 1995 in the United States District Court for the Northern District of California by a former cardmember of the Bank. In this action, the plaintiff contends that she and all others similarly situated are entitled to equitable relief and compensatory and statutory damages for alleged violations by the Bank of the Federal Truth-in-Lending Act, the California unfair business practices statutes, breach of contract, negligent misrepresentation and fraud and deceit. The Bank believes that the plaintiff's claims are not valid and has answered the plaintiff's complaint, denying all liability. On June 21, 1996, the District Court denied the Bank's motion to dismiss the case and plaintiff's motion for a preliminary injunction. The Bank intends to vigorously defend against the plaintiff's claims. While it is impossible to predict the outcome of such lawsuit, the Bank believes that any liability arising from such lawsuit will not have a material adverse effect on the Transferor's business or on the Receivables in the Trust.


                CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

General

         The following discussion, summarizing certain anticipated Federal income tax aspects of the purchase, ownership and disposition of the Certificates of a Series, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the Federal income tax laws that may be relevant to Certificate Owners of a Series in light of their personal investment circumstances or to certain types of Certificate Owners of a Series subject to special treatment under the Federal income tax laws (for example, banks and life insurance companies). PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY, OR OTHER TAXING JURISDICTION.

Characterization of the Certificates as Indebtedness

         Unless otherwise specified in the related Prospectus Supplement, special tax counsel to the Bank ("Special Tax Counsel") specified in such Prospectus Supplement will, upon issuance of a Series of Certificates, advise the Bank based on the assumptions and qualifications set forth in the opinion that the Certificates of such Series that are offered pursuant to a Prospectus Supplement (the "Offered Certificates;" and for purposes of this section "Certain U.S. Federal Income Tax Consequences" the term "Certificate Owner" refers to a holder of a beneficial interest in an Offered Certificate) will be treated as indebtedness for Federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and there can be no assurance that the IRS could not successfully challenge this conclusion.

         The Transferor expresses in the Pooling and Servicing Agreement its intent that for Federal, state and local income or franchise tax purposes, the Offered Certificates of each Series will be indebtedness secured by the Receivables. The Transferor agrees and each Certificateholder and Certificate Owner, by acquiring an interest in an Offered Certificate, agrees or will be deemed to agree to treat the Offered Certificates of such Series as indebtedness for Federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Pooling and Servicing Agreement, the Transferor expects to treat such transaction, for regulatory and financial accounting purposes, as a sale of an ownership interest in the Receivables and not as a debt obligation.

         In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for Federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Unless otherwise set forth in a Prospectus Supplement, it is expected that, as set forth in its opinion, Special Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Receivables has not been transferred to the Certificate Owners.

         In some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Unless otherwise specified in a Prospectus Supplement, it is expected that Special Tax Counsel will advise that the rationale of those cases will not apply to the transaction evidenced by a Series of Certificates, because the form of the transaction, as reflected in the operative provisions of the documents, either is not inconsistent with the characterization of the Offered Certificates of such Series as debt for Federal income tax purposes or otherwise makes the rationale of those cases inapplicable to this situation.

Taxation of Interest Income of Certificateholders

         As set forth above, it is expected that, unless otherwise specified in a Prospectus Supplement, Special Tax Counsel will advise the Bank that the Offered Certificates will constitute indebtedness for Federal income tax purposes, and accordingly, interest thereon will be includible in income by Certificate Owners as ordinary income when received (in the case of a cash basis taxpayer) or accrued (in the case of an accrual basis taxpayer) in accordance with their respective methods of tax accounting. Interest received on the Offered Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

         While it is not anticipated that the Offered Certificates will be issued at a greater than de minimis discount, under applicable Treasury regulations (the "Regulations") the Offered Certificates may nevertheless be deemed to have been issued with original issue discount ("OID"). This could be the case, for example, if interest payments for a Series are not treated as "qualified stated interest" because the IRS determines that (i) no reasonable legal remedies exist to compel timely payment and (ii) the Offered Certificates do not have terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. Applicable regulations provide that, for purposes of the foregoing test, the possibility of nonpayment due to default, insolvency, or similar circumstances, is ignored. Although this provision does not directly apply to the Offered Certificates (because they have no actual default provisions) the Transferor intends to take the position that, because nonpayment can occur only as a result of events beyond its control (principally, loss rates and payment delays on the Receivables substantially in excess of those anticipated), nonpayment is a remote contingency. Based on the foregoing, and on the fact that generally interest will accrue on the Offered Certificates at a "qualified floating rate," the Transferor intends to take the position that interest payments on the Offered Certificates constitute qualified stated interest. If, however, interest payments for a Series were not classified as "qualified stated interest," all of the taxable income to be recognized with respect to the Offered Certificates would be includible in income as OID but would not be includible again when the interest is actually received.

         If the Offered Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Regulations, the following rules will apply. The excess of the "stated redemption price at maturity" of an Offered Certificate over the original issue price (in this case, the initial offering price at which a substantial amount of the Offered Certificates are sold to the public) will constitute OID. A Certificate Owner must include OID in income as interest over the term of the Offered Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument (a "Prepayable Instrument"), the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to a Class of Certificates (which is not clear), the amount of OID which will accrue in any given "accrual period" may either increase or decrease depending upon the actual prepayment rate. Accordingly, each Certificate Owner should consult its own tax advisor regarding the impact to it of the OID rules if the Offered Certificates are issued with OID. Under the Regulations, a holder of a Certificate issued with de minimis OID must include such OID in income proportionately as principal payments are made on a Class of Certificates.

         A holder who purchases an Offered Certificate at a discount from its adjusted issue price may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Offered Certificate.

         A subsequent holder who purchases an Offered Certificate at a premium may elect to amortize and deduct this premium over the remaining term of the Offered Certificate in accordance with rules set forth in
Section 171 of the Code.

Sale of a Certificate

         In general, a Certificate Owner will recognize gain or loss upon the sale, exchange, redemption, or other taxable disposition of an Offered Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest) and (ii) the Certificate Owner's tax basis in the Offered Certificate (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Certificate). Subject to the market discount rules discussed above and to the one-year holding requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain, provided that the Offered Certificate was held as a capital asset and provided, further, that if the rules applicable to Prepayable Instruments apply, any OID not previously accrued will be treated as ordinary income. The maximum ordinary income rate for individuals, estates, and trusts exceeds the maximum long-term capital gains rate for such taxpayers. In addition, capital losses generally may be used only to offset capital gains.

Tax Characterization of the Trust

         The Pooling and Servicing Agreement permits the issuance of Classes of Certificates that are treated for Federal income tax purposes either as indebtedness or as an interest in a partnership. Accordingly, the Trust could be characterized either as (i) a security device to hold Receivables securing the repayment of the Certificates of all Series or
(ii) a partnership in which the Transferor and certain classes of Certificateholders are partners, and which has issued debt represented by other Classes of Certificates (including, unless otherwise specified in a Supplement, the Offered Certificates). In connection with the issuance of Certificates of any Series, Special Tax Counsel will render an opinion to the Bank, based on the assumptions and qualifications set forth therein, that under then current law, the issuance of the Certificates of such Series will not cause the Trust to be characterized for Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation.

         The opinion of Special Tax Counsel with respect to Offered Certificates and the Trust will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus and a related Prospectus Supplement constitutes a sale of the Receivables (or an interest therein) to the Certificate Owners of one or more Series or Classes and that the proper classification of the legal relationship between the Bank and some or all of the Certificate Owners or Certificateholders of one or more Series resulting from the transaction is that of a partnership (including a publicly traded partnership), a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. The Transferor currently does not intend to comply with the Federal income tax reporting requirements that would apply if any Classes of Certificates were treated as interests in a partnership or corporation (unless, as is permitted by the Pooling and Servicing Agreement, an interest in the Trust is issued or sold that is intended to be classified as an interest in a partnership).

         If the Trust were treated in whole or in part as a partnership in which some or all Certificate Owners of one or more Series were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. A partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests therein are traded on an "established securities market," or are "readily tradeable" on a "secondary market" or its "substantial equivalent" unless certain exceptions apply. One such exception would apply if the Trust is not engaged in a "financial business" and 90% or more of its income consists of interest and certain other types of passive income. Because Treasury regulations do not clarify the meaning of a "financial business" for this purpose, it is unclear whether this exception applies. The Transferor has taken and intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership taxable as a corporation by reason of trading of interests in the Trust other than the Offered Certificates and other certificates with respect to which an opinion is rendered that such certificates constitute debt for Federal income tax purposes. However, there can be no assurance that the Trust could not become a publicly traded partnership, because certain of the actions necessary to comply with such exceptions are not fully within the control of the Transferor. Furthermore, certain Series issued prior to May 2, 1995 may not be able to be conformed to the measures taken by the Transferor with respect to Series issued on or after that date.

         If a transaction were treated as creating a partnership between the Transferor and the Certificate Owners or Certificateholders of one or more Series, the partnership itself would not be subject to Federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Certificate Owners or Certificateholders of such Series, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Certificate Owner could differ if the Offered Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Offered Certificates. Finally, if the partnership were a publicly traded partnership that qualifies for exemption from taxation as a corporation, all or a portion of any taxable income allocated to a Certificate Owner that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner.

         If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to Federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Certificate Owners, possibly including Certificate Owners of a Class that is treated as indebtedness. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Certificate Owners. Cash distributions to the Certificate Owners (except any Class not recharacterized as an equity interest in an association) generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

Recent Legislation

         Recently enacted provisions of the Code provide for the creation of a new type of entity for federal income tax purposes, the "financial asset securitization investment trust" ("FASIT"). However, these provisions are not effective until September 1, 1997, and many technical issues concerning FASITs must be addressed by Treasury regulations. Although transition rules permit an entity in existence on August 31, 1997, such as the Trust, to elect FASIT status, at the present time it is not clear how outstanding interests of such an entity would be treated subsequent to such an election. The Pooling and Servicing Agreement may be amended in accordance with the provisions thereof to provide that the Transferor may cause a FASIT election to be made for the Trust if the Transferor delivers to the Trustee an opinion of counsel to the effect that, for Federal income tax purposes, (i) the issuance of FASIT regular interests will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (ii) following such issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder or the Trust.

Foreign Investors

         As set forth above, it is expected that Special Tax Counsel will render an opinion, upon issuance, that the Offered Certificates will be treated as debt for U.S. Federal income tax purposes. The following information describes the U.S. Federal income tax treatment of investors that are not U.S. persons ("Foreign Investors") if the Offered Certificates are treated as debt. The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source or (iv) a trust the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source or, for tax years beginning after December 31, 1996 (and, if a trustee so elects, for tax years ending after August 20, 1996), a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of such trust.

         Interest, including OID, paid to a Foreign Investor will be subject to U.S. withholding taxes at a rate of 30% unless (x) the income is "effectively connected" with the conduct by such Foreign Investor of a trade or business in the United States or (y) the Foreign Investor and each securities clearing organization, bank, or other financial institution that holds the Offered Certificates on behalf of the customer in the ordinary course of its trade or business, in the chain between the Certificate Owner and the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements and, in addition (i) the non-U.S. Certificate Owner does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Transferor entitled to vote (or of a profits or capital interest of a trust characterized as a partnership), (ii) the non-U.S. Certificate Owner is not a controlled foreign corporation that is related to the Transferor (or a trust treated as a partnership) through stock ownership,
(iii) the non-U.S. Certificate Owner is not a bank receiving interest described in Code Section 881(c)(3)(A), (iv) such interest is not contingent interest described in Code Section 871(h)(4), and (v) the non-U.S. Certificate Owner does not bear certain relationships to any holder of the Exchangeable Transferor Certificate other than the Transferor or any holder of the Certificates of any Series not properly characterized as debt. Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization (i) IRS Form W-8 signed under penalties of perjury by the Certificate Owner, stating that the Certificate Owner is not a U.S. person and providing such Certificate Owner's name and address, (ii) IRS Form 1001, signed by the Certificate Owner or such Certificate Owner's agent, claiming exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the Certificate Owner or such owner's agent, claiming exemption from withholding of tax on income effectively connected with the conduct of a trade or business in the United States; provided that in any such case
(x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the Certificate Owner is a U.S. person.

         Recently proposed Treasury regulations (the "Proposed Regulations") could affect the procedures to be followed by a Foreign Investor in complying with United States Federal withholding, backup withholding and information reporting rules. The Proposed Regulations are not currently effective but, if finalized in their current form, would be effective for payments made after December 31, 1997. Prospective investors are urged to consult their tax advisors regarding the effect, if any, of the Proposed Regulations on the purchase, ownership, and disposition of the Offered Certificates.

         A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to U.S. Federal income tax on gain realized upon the sale, exchange, or redemption of an Offered Certificate, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange, or redemption occurs, and (iii) in the case of gain representing accrued interest, the conditions described in the second preceding paragraph are satisfied.

         If the interests of the Certificate Owners of a Series were reclassified as interests in a partnership (not taxable as a corporation), such recharacterization could cause a Foreign Investor to be treated as engaged in a trade or business in the United States. In such event the Certificate Owner of such Series would be required to file a Federal income tax return and, in general, would be subject to Federal income tax, including branch profits tax in the case of a Certificateholder that is a corporation, on its net income from the partnership. Further, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. Federal income tax liability.

         If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.


                          STATE AND LOCAL TAXATION

         The discussion above does not address the tax treatment of the Trust, the Certificates of any Series, or the Certificate Owners of any Series under state tax laws. Prospective investors are urged to consult their own tax advisors regarding state and local tax treatment of the Trust and the Certificates of any Series, and the consequences of purchase, ownership or disposition of the Certificates of any Series under any state or local tax law.


                            ERISA CONSIDERATIONS

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

         Plan fiduciaries must determine whether the acquisition and holding of the Certificates of a Series and the operations of the Trust would result in direct or indirect prohibited transactions under ERISA and the Code. The operations of the Trust could result in prohibited transactions if Benefit Plans that purchase the Certificates of a Series are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the responsibility to manage Benefit Plan assets if Benefit Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust.

         Pursuant to a final regulation (the "Final Regulation") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account ("IRA") (collectively referred to as "Benefit Plans"), the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Certificates of a Series, the Trust could be deemed to hold plan assets unless one of the exceptions under the Final Regulation is applicable to the Trust.

         The Final Regulation only applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that interests in Certificates of a Series are equity interests, the Final Regulation contains an exception that provides that if a Benefit Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and
(iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. In addition, the Final Regulation provides that if a Benefit Plan invests in an "equity interest" of an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the Benefit Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless it is established that equity participation by "benefit plan investors" is not "significant" or that another exception applies.

         Under the Final Regulation, equity participation in an entity by "benefit plan investors" is "significant" on any date if, immediately after the most recent acquisition of any equity interest in the entity (other than a publicly-offered class of equity), 25% or more of the value of any class of equity interests in the entity (other than a publicly-offered class) is held by "benefit plan investors." For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such person) is disregarded. The term "benefit plan investor" is defined in the Final Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to the provisions of Title I of ERISA,
(b) any plan described in Section 4975(e)(1) of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

         Unless otherwise specified in the related Prospectus Supplement, it is anticipated that interests in the Certificates of a Series will meet the criteria of publicly-offered securities as set forth above. Unless otherwise specified in the related Prospectus Supplement, the underwriters expect (although no assurances can be given) that interests in each Class of Certificates of each Series offered hereby will be held by at least 100 independent investors at the conclusion of the offering for such Series; there are no restrictions imposed on the transfer of interests in the Certificates of such Series; and interests in the Certificates of such Series will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

         If interests in the Certificates of a Series fail to meet the criteria of publicly-offered securities or investment by benefit plan investors becomes significant and the Trust's assets are deemed to include assets of Benefit Plans that are Certificateholders, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. In addition, the Transferor or any underwriter of such Series may be considered to be a party in interest, disqualified person or fiduciary with respect to an investing Benefit Plan. Accordingly, an investment by a Benefit Plan in Certificates may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption. Thus, for example, if a participant in any Benefit Plan is a cardholder of one of the Accounts, under DOL interpretations the purchase of interests in Certificates by such plan could constitute a prohibited transaction. Five class exemptions issued by the DOL that could apply in such event are DOL Prohibited Transaction Exemption ("PTE") 84-l4 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, or any other exemption will apply to all transactions involving the Trust's assets.

         IN LIGHT OF THE FOREGOING, FIDUCIARIES OF A BENEFIT PLAN CONSIDERING THE PURCHASE OF INTERESTS IN CERTIFICATES OF ANY SERIES SHOULD CONSULT THEIR OWN COUNSEL AS TO WHETHER THE ASSETS OF THE TRUST WHICH ARE REPRESENTED BY SUCH INTERESTS WOULD BE CONSIDERED PLAN ASSETS, AND WHETHER, UNDER THE GENERAL FIDUCIARY STANDARDS OF INVESTMENT PRUDENCE AND DIVERSIFICATION, AN INVESTMENT IN CERTIFICATES OF ANY SERIES IS APPROPRIATE FOR THE BENEFIT PLAN TAKING INTO ACCOUNT THE OVERALL INVESTMENT POLICY OF THE BENEFIT PLAN AND THE COMPOSITION OF THE BENEFIT PLAN'S INVESTMENT PORTFOLIO. In addition, fiduciaries should consider the consequences that would apply if the Trust's assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules, and, whether all conditions for such exemptive relief would be satisfied.

         In particular, insurance companies considering the purchase of Certificates of any Series should consult their own employee benefits counsel or other appropriate counsel with respect to the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank, 114 S. Ct. 517 (1993) ("John Hancock") and the applicability of PTE 95-60. In John Hancock, the Supreme Court held that assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances; however, PTE 95-60 may exempt some or all of the transactions that could occur as the result of the acquisition and holding of the Certificates of a Series by an insurance company general account from the penalties normally associated with prohibited transactions. Accordingly, investors should analyze whether John Hancock and PTE 95-60 or any other exemption may have an impact with respect to their purchase of the Certificates of any Series.

         In addition, insurance companies considering the purchase of Certificates using assets of a general account should consult their own employee benefits counsel or other appropriate counsel with respect to the effect of the Small Business Job Protection Act of 1996 which added a new
Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the DOL is required to issue final regulations (the "General Account Regulations") not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are intended to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or Federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any such plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.


                            PLAN OF DISTRIBUTION

         Subject to the terms and conditions set forth in an underwriting agreement (an "Underwriting Agreement") to be entered into with respect to a Series of Certificates, the Transferor will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Transferor, the principal amount of Certificates set forth therein and in the related Prospectus Supplement (subject to proportional adjustment on the terms and conditions set forth in the related Underwriting Agreement in the event of an increase or decrease in the aggregate amount of Certificates offered hereby and by the related Prospectus Supplement).

         In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby and by the related Prospectus Supplement if any of such Certificates are purchased. In the event of a default by any underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

         Each Prospectus Supplement will set forth the price at which each Series of Certificates or Class being offered thereby initially will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Certificates. After the initial public offering, the public offering price and such concessions may be changed.

         Each Underwriting Agreement will provide that the Transferor will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The place and time of delivery for any Series of Certificates in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.


                               LEGAL MATTERS

         Certain legal matters relating to the issuance of the Certificates will be passed upon for the Transferor by David L. Nelson, Vice President and Associate General Counsel of First USA, Inc., and by special counsel, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters relating to the issuance of the Certificates and ERISA matters will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.


                       INDEX OF TERMS FOR PROSPECTUS


                                                                       Page

Accounts................................................................3
Accumulation Period....................................................10
Additional Accounts.....................................................6
Amortization Period.....................................................4
Annual Membership Fees..................................................5
Banc One...............................................................26
Bank.................................................................1, 8
Bank Portfolio..........................................................3
Benefit Plans..........................................................58
BIF....................................................................38
Capital Trust..........................................................27
Cash Advances..........................................................22
Cash Collateral Account................................................47
Cash Collateral Guaranty...............................................47
Cede....................................................................2
Cedel..................................................................30
Cedel Participants.....................................................30
Certificate Owner...................................................2, 52
Certificate Rate........................................................4
Certificateholder...................................................2, 29
Certificates.........................................................1, 3
Class................................................................1, 3
Closing Date............................................................8
Code...................................................................52
Collection Account..................................................8, 37
Collateral Invested Amount.............................................47
Commission..............................................................2
Companion Series...................................................12, 33
Controlled Accumulation Amount.........................................10
Controlled Amortization Amount..........................................9
Controlled Amortization Period..........................................9
Controlled Deposit Amount..............................................10
Controlled Distribution Amount..........................................9
Cooperative............................................................30
Credit Line Checks.....................................................22
Default Amount.........................................................39
Defaulted Account...................................................5, 39
Definitive Certificates................................................31
Depositaries...........................................................29
Depository.............................................................28
Determination Date.....................................................39
Disclosure Document.....................................................6
Discount Receivable Collections........................................38
Discount Receivables................................................5, 38
Distribution Account...................................................37
Distribution Date.......................................................8
DOL....................................................................58
DTC.....................................................................2
Eligible Account.......................................................36
Eligible Receivable....................................................36
Enhancement.............................................................3
Enhancement Provider...................................................46
ERISA..................................................................13
Euroclear..............................................................30
Euroclear Operator.....................................................30
Euroclear Participants.................................................30
Euroclear System.......................................................30
Excess Finance Charge Collections......................................11
Excess Principal Collections...........................................33
Exchange................................................................6
Exchange Act............................................................2
Exchangeable Transferor Certificate.....................................4
FASIT..................................................................56
FDIA...................................................................49
FDIC....................................................................5
FDR....................................................................20
Final Regulation.......................................................58
Finance Charge Account.................................................37
Finance Charge Receivables..............................................5
First USA Financial....................................................25
First USA FSB..........................................................27
First USA Paymentech...................................................26
Foreign Investors......................................................56
Full Invested Amount...............................................12, 39
Funding Period.....................................................11, 39
FUSA...................................................................25
General Account Regulations............................................59
Holders................................................................31
Indirect Participants..................................................29
Ineligible Receivable..................................................35
Initial Closing Date...................................................35
Initial Invested Amount................................................12
Interchange............................................................23
Interest Funding Account...............................................32
Interest Period.........................................................8
Invested Amount.........................................................4
Investor Charge-Off....................................................40
Investor Default Amount................................................39
Investor Interest.......................................................4
Investor Percentage.....................................................5
Investor Servicing Fee..................................................8
IRA....................................................................58
IRS....................................................................52
John Hancock...........................................................59
L/C Bank...............................................................48
Merchant Services......................................................26
Merger.................................................................26
Merger Agreement.......................................................26
Minimum Aggregate Principal Receivables................................24
Minimum Transferor Interest............................................24
Monthly Interest.......................................................11
Monthly Period......................................................8, 32
Monthly Periodic Rate..................................................22
Moody's................................................................37
Octagon................................................................50
Offered Certificates...................................................52
OID....................................................................53
Original Cut Off Date...................................................4
Other Charges...........................................................5
Participants...........................................................29
Pay Out Event..........................................................41
Periodic Finance Charges................................................5
Permitted Investments..................................................38
Pooling and Servicing Agreement.........................................3
Pre-Funding Account................................................12, 39
Pre-Funding Amount.................................................12, 39
Prepayable Instrument..................................................54
Principal Account......................................................37
Principal Commencement Date.............................................9
Principal Funding Account..............................................10
Principal Receivables...................................................5
Principal Terms........................................................34
Proposed Regulations...................................................57
Prospectus Supplement...................................................1
PTE....................................................................59
Purchases..............................................................22
Qualified Institution..................................................38
Rapid Amortization Period..............................................10
Rating Agency..........................................................13
Receivables..........................................................1, 3
Record Date............................................................28
Recoveries.............................................................23
Regulations............................................................53
Removed Accounts....................................................6, 37
Reserve Account........................................................48
Revolving Period........................................................8
RTC....................................................................15
RTC Policy Statement...................................................50
SAIF...................................................................38
Scheduled Payment Date..................................................9
Securities Act..........................................................1
Senior Certificates.....................................................4
Series...............................................................1, 3
Series Closing Date....................................................34
Series Cut Off Dates...................................................34
Service Transfer.......................................................43
Servicer................................................................8
Servicer Default.......................................................43
Special Tax Counsel....................................................52
Spread Account.........................................................48
Standard & Poor's......................................................37
Stated Series Termination Date.........................................40
Subordinated Certificates...............................................4
Supplement..............................................................3
Terms and Conditions...................................................31
Transfer Date..........................................................39
Transferor..............................................................3
Transferor Amount.......................................................4
Transferor Interest.....................................................4
Transferor Percentage..................................................28
Trust................................................................1, 3
Trust Portfolio........................................................24
Trustee..............................................................1, 3
UCC....................................................................49
Unallocated Principal Collections......................................39
Underwriting Agreement.................................................60
Yield Factor...........................................................38



                                  Part II

                   INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

         The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

         Registration Fee................................    $       303
         Printing and Engraving..........................              *
         Trustee's Fees..................................              *
         Legal Fees and Expenses.........................              *
         Accountant's Fees and Expenses..................              *
         Rating Agency Fees..............................              *
         Miscellaneous Fees..............................              *
                                                          --------------

           Total.........................................              *
                                                          ==============

         * To be supplied by amendment.

Item 15.  Indemnification of Officers and Directors

         Article Twelfth of the Bank's Restated Certificate of Incorporation provides that the Bank shall indemnify and hold harmless to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Bank to provide broader indemnification rights than permitted prior thereto), any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the Bank or is or was serving at the request of the Bank as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee") whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all expense, liability and loss (including, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in paragraph (C) of such Article Twelfth with respect to proceedings to enforce rights to indemnification, the Bank shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Bank. Article Twelfth further provides that the right to indemnification conferred therein shall be contract rights and shall include the right to be paid by the Bank the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director shall be made only upon delivery to the Bank of an undertaking, by or on behalf of such indemni-tee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under Article Twelfth or otherwise.

         Article Twelfth provides that the rights to indemnification and to the advancement of expenses conferred in Article Twelfth shall not be exclusive of any other right that those seeking indemnification may have or hereafter acquire under any statute, the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Article Twelfth also provides that the Bank may, to the extent authorized by its board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Bank to the fullest extent provided to directors and officers under Article Twelfth.

         Article Twelfth also provides that the Bank shall have the power to maintain insurance at its expense, to protect itself and any such indemnitee against any expense, liability or loss, whether or not the Bank would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.

         Section 145 of the Delaware General Corporation Law provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action, except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against any expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person has been adjudged liable to the corporation unless the Court of Chancery or the court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and to purchase indemnity insurance on behalf of its directors and officers.

         Article Eleventh of the Bank's Certificate of Incorporation eliminates the personal liability of directors of the Bank for monetary damages for breach of fiduciary duties to the full extent permitted by Delaware law.

         Section 102(b)(7) of the Delaware General Corporation Law provides that a Delaware corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as director, provided that such corporation shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under ss. 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

Item 16.  Exhibits and Financial Statement Schedules

     (a) Exhibits

         1.1 Form of Underwriting Agreement. (Incorporated herein by reference to Exhibit 1.1 of Registration Statement No. 33-74304 of First USA Bank).
         3.1 Certificate of Incorporation of the Bank. (Incorporated herein by reference to Exhibit 3.1 of Registration Statement No. 33-50600 of First USA Bank).
         3.2 Bylaws of the Bank. (Incorporated herein by reference to Exhibit 3.2 of Registration Statement No. 33-50600 of First USA Bank).
         4.1 Pooling and Servicing Agreement and related agreements as exhibits thereto (incorporated herein by reference to Exhibit 4.1 of Registration Statement No. 33-50600 of First USA Bank); the first, second and third amendments thereto (incorporated herein by reference to Exhibit 4.1 of Registration Statement No. 33-99362 of First USA Bank); and the fourth and fifth amendments thereto.
         5.1     Opinion of David L. Nelson with respect to legality.*
         8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.*
         23.1 Consent of David L. Nelson included in his opinions, filed as Exhibit 5.1.*
         23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP included in its opinions filed as Exhibit 8.1.*

 --------------------
* To be filed by amendment.


     (b)  Financial Statements

         All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17.  Undertakings

         The undersigned Registrant hereby undertakes as follows:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that
(a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment by those sub-paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (f) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration statement in reliance upon Rule 430A and contained in form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (g) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 31, 1997.

                                            FIRST USA BANK
                                            as Transferor and Servicer
                                            (Registrant)


                                            By     /s/ W. Todd Peterson
                                                     W. Todd Peterson
                                                     Vice President

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby constitute and appoint both David L. Nelson and Philip E. Taken his or her true and lawful attorney-in-fact and agent, each with full power of substitution, for him or her and on his or her behalf to sign, execute and file this Registration Statement and any or all amend-ments (including, without limitation, post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact and agents may lawfully do or cause to be done.

         Pursuant to the Requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                             FIRST USA BANK

Signature                          Title


Principal Executive Officer:


 /s/ Richard W. Vague              Chairman of the Board and    March 31, 1997
------------------------           Chief Executive Officer
Richard W. Vague


Principal Financial and
  Accounting Officer:


 /s/ George P. Hubley              Executive Vice President     March 31, 1997
-------------------------
George P. Hubley


Directors:


 /s/ Jack M. Antonini                                           March 31, 1997
-------------------------
Jack M. Antonini


 /s/ Randy L. Christofferson                                    March 31, 1997
-------------------------------
Randy L. Christofferson


 /s/ George P. Hubley                                           March 31, 1997
-------------------------
George P. Hubley


 /s/ Pamela H. Patsley                                          March 31, 1997
-------------------------
Pamela H. Patsley


 /s/ John C. Tolleson                                           March 31, 1997
--------------------------
John C. Tolleson


 /s/ Richard W. Vague                                           March 31, 1997
------------------------
Richard W. Vague



                              EXHIBIT INDEX

Exhibit No.          Description                                     Page No.

     1.1     Form of Underwriting Agreement                Incorporated by reference to Exhibit 1.1
                                                           of Registration Statement No. 33-74304
                                                           of First USA Bank

     3.1     Certificate of Incorporation of the Bank      Incorporated by reference to Exhibit 3.1
                                                           of Registration Statement No. 33-50600
                                                           of First USA Bank

     3.2     By-laws of the Bank                           Incorporated by reference to Exhibit 3.2
                                                           of Registration Statement No. 33-50600
                                                           of First USA Bank

     4.1     Pooling and Servicing Agreement and           Incorporated by reference to Exhibit 4.1
             related agreements as exhibits thereto;       of Registration Statements No. 33-50600
             the first, second and third amendments        and No. 33-99362 of First USA Bank
             thereto; and the fourth and fifth
             amendments thereto


     5.1     Opinion of counsel of David L. Nelson*

     8.1     Opinion of Skadden, Arps, Slate, Meagher &
             Flom LLP with respect to tax matters*

    23.1 Consent of David L. Nelson (included in his opinion filed as Exhibit 5.1)*

    23.2     Consent of Skadden, Arps, Slate, Meagher
             & Flom LLP (included in its opinion filed as Exhibit 8.1)*


 --------------------
* To be filed by amendment.